Exhibit 10.23.7













                           ISO NEW ENGLAND INC.




                FERC TARIFF FOR TRANSMISSION DISPATCH AND

                       POWER ADMINISTRATION SERVICES

                         TABLE OF CONTENTS

                                                                   PAGE

     1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . 5
          1.1 Automatic Generation Control Market. . . . . . . . . . 5
          1.2 Calendar Year. . . . . . . . . . . . . . . . . . . . . 5
          1.3 Commission . . . . . . . . . . . . . . . . . . . . . . 5
          1.4 Customer . . . . . . . . . . . . . . . . . . . . . . . 5
          1.5 Designated Agent . . . . . . . . . . . . . . . . . . . 5
          1.6 Effective Date . . . . . . . . . . . . . . . . . . . . 5
          1.7 Energy . . . . . . . . . . . . . . . . . . . . . . . . 5
          1.8 Energy Administration Service (or "EAS") . . . . . . . 5
          1.9 Energy Market. . . . . . . . . . . . . . . . . . . . . 6
          1.10 Financial Assurance Policy. . . . . . . . . . . . . . 6
          1.11 Force Majeure . . . . . . . . . . . . . . . . . . . . 6
          1.12 Installed Capability Market . . . . . . . . . . . . . 6
          1.13 Interest. . . . . . . . . . . . . . . . . . . . . . . 6
          1.14 ISO . . . . . . . . . . . . . . . . . . . . . . . . . 6
          1.15 ISO Agreement . . . . . . . . . . . . . . . . . . . . 7
          1.16 Markets . . . . . . . . . . . . . . . . . . . . . . . 7
          1.17 Monthly RAS Expenses. . . . . . . . . . . . . . . . . 7
          1.18 NEPOOL. . . . . . . . . . . . . . . . . . . . . . . . 7
          1.19 NEPOOL Agreement. . . . . . . . . . . . . . . . . . . 7
          1.20 NEPOOL Control Area . . . . . . . . . . . . . . . . . 7
          1.21 NEPOOL Tariff . . . . . . . . . . . . . . . . . . . . 7
          1.22 Network Customer. . . . . . . . . . . . . . . . . . . 7
          1.23 Operable Capability Market. . . . . . . . . . . . . . 7
          1.24 Operating Reserve Markets . . . . . . . . . . . . . . 8
          1.25 Participant Share . . . . . . . . . . . . . . . . . . 8
          1.26 Parties . . . . . . . . . . . . . . . . . . . . . . .11
          1.27 Policy Statement. . . . . . . . . . . . . . . . . . .11
          1.28 RAS Fee . . . . . . . . . . . . . . . . . . . . . . .11
          1.29 Reliability Administration Service (or "RAS") . . . .11
          1.30 Reliability Markets . . . . . . . . . . . . . . . . .11
          1.31 Sanctions Rule. . . . . . . . . . . . . . . . . . . .11
          1.32 Scheduling, System Control and Dispatch Service (or
               "Scheduling Service") . . . . . . . . . . . . . . . .11
          1.33 Service Agreement . . . . . . . . . . . . . . . . . .12
          1.34 Services. . . . . . . . . . . . . . . . . . . . . . .12
          1.35 System Operator . . . . . . . . . . . . . . . . . . .12
          1.36 Transmission Service Agreement. . . . . . . . . . . .12

     2    Purpose of This Tariff . . . . . . . . . . . . . . . . . .12

     3    Billing and Payment. . . . . . . . . . . . . . . . . . . .14
          3.1 Billing Procedure. . . . . . . . . . . . . . . . . . .14
          3.2 Interest on Unpaid Balances. . . . . . . . . . . . . .15
          3.3 Late Payment Charge. . . . . . . . . . . . . . . . . .15
          3.4 Customer Default . . . . . . . . . . . . . . . . . . .15

     4    Regulatory Filings . . . . . . . . . . . . . . . . . . . .16

     5    Force Majeure and Indemnification. . . . . . . . . . . . .17
          5.1 Force Majeure. . . . . . . . . . . . . . . . . . . . .17
          5.2 Liability. . . . . . . . . . . . . . . . . . . . . . .17
          5.3 Indemnification. . . . . . . . . . . . . . . . . . . .18

     6    Creditworthiness . . . . . . . . . . . . . . . . . . . . .19

     7    Dispute Resolution Procedures. . . . . . . . . . . . . . .19
          7.1 Dispute Resolution Procedures. . . . . . . . . . . . .19
          7.2 Mediation. . . . . . . . . . . . . . . . . . . . . . .20
          7.3 Selection of Arbitrator. . . . . . . . . . . . . . . .20
          7.4 Costs. . . . . . . . . . . . . . . . . . . . . . . . .21
          7.5 Hearing Location . . . . . . . . . . . . . . . . . . .21
          7.6 Rules and Procedures . . . . . . . . . . . . . . . . .21

     8    Direct Billing; Sanctions. . . . . . . . . . . . . . . . .24
          8.1 Transmission Studies . . . . . . . . . . . . . . . . .24
          8.2 Information Requests . . . . . . . . . . . . . . . . .24
          8.3 Sanctions Rule . . . . . . . . . . . . . . . . . . . .24

     9    Metering . . . . . . . . . . . . . . . . . . . . . . . . .25
          9.1 Customer Obligations . . . . . . . . . . . . . . . . .25
          9.2 ISO Access to Metering Data. . . . . . . . . . . . . .25


     Schedule 1
          Scheduling, System Control and Dispatch Service. . . . . .26

     Schedule 2
          Energy Administration Service. . . . . . . . . . . . . . .29

     Schedule 3
          Reliability Administration Service . . . . . . . . . . . .32



     ATTACHMENT A
          Form of Service Agreement. . . . . . . . . . . . . . . . .35

     ATTACHMENT B
          Definitions and Provisions Extracted From NEPOOL
          Agreement and NEPOOL Tariff. . . . . . . . . . . . . . . .37

     ATTACHMENT C
          Financial Assurance Policy . . . . . . . . . . . . . . . .49

     ATTACHMENT D
          RULE 13
          Imposition of Sanctions by the ISO . . . . . . . . . . . .58

     ATTACHMENT E
          Policy Statement . . . . . . . . . . . . . . . . . . . . 101

     1 Definitions

               Whenever used in this Tariff, in either the singular or

          plural number, capitalized terms shall have the meanings

          specified in Sections 1.1 to 1.36 of this Tariff or in Attachment

          B hereto.  Attachment B consists of definitions and provisions extracted from the NEPOOL Agreement and/or the NEPOOL Tariff.

          1.1  Automatic Generation Control Market:  The market for

               Automatic Generation Control ("AGC") administered by the ISO in accordance with the NEPOOL Agreement.

          1.2  Calendar Year:  A period of 365 or 366 days, whichever is appropriate, commencing on January 1.

          1.3  Commission:  The Federal Energy Regulatory Commission.

          1.4  Customer:  Any Entity taking any of the Services provided under this Tariff.

          1.5  Designated Agent:  Any Entity that performs actions or functions required under this Tariff on behalf of a

               Customer.

          1.6  Effective Date:  January 1, 1999.

          1.7  Energy:  Power produced in the form of electricity,

               measured in kilowatthours or megawatthours.

          1.8  Energy Administration Service (or "EAS"):  The service provided by the ISO, as described in Schedule 2 of this

               Tariff, in order to facilitate:  (1) bilateral Energy

               transactions; (2) self-scheduling of Energy; (3) Interchange

               Transactions in the Energy Market; and (4) Energy Imbalance

               Service under the NEPOOL Tariff.

          1.9  Energy Market:  The NEPOOL market for Energy administered by the ISO.

          1.10 Financial Assurance Policy:  The "Financial Assurance

               Policy for NEPOOL Members" adopted by the Participants on

               May 1, 1998, provided as Attachment C hereto, as utilized by the ISO, as modified and amended from time to time.

          1.11 Force Majeure:  An event of Force Majeure means any act of God, labor disturbance, act of the public enemy, war,

               insurrection, riot, fire, storm or flood, explosion,

               breakage or accident to machinery or equipment, any

               Curtailment, order, regulation or restriction imposed by a court or governmental military or lawfully established

               civilian authorities, or any other cause beyond a Party's

               control.  A Force Majeure event does not include an act of negligence or intentional wrongdoing.

          1.12 Installed Capability Market:  The NEPOOL market for

               Installed Capability administered by the ISO.

          1.13 Interest:  Interest calculated in the manner specified in

               Section 3.2 hereof.

          1.14 ISO:  ISO New England Inc., the non-profit independent system operator that, pursuant to the ISO Agreement and the authorization of the Commission:  (i) operates the NEPOOL

               Control Area consistent with proper standards of

               reliability; (ii) administers the NEPOOL Tariff; and (iii)

               administers a power exchange consisting of several markets and provides support for bilateral and self-scheduled

               transactions.

          1.15 ISO Agreement:  The Interim Independent System Operator

               Agreement made and entered into as of July 1, 1997, as

               modified from time to time, between the ISO and the

               Participants, acting by and through the NEPOOL Management

               Committee, or any successor agreement thereto.

          1.16 Markets:   Collectively, the Energy Market and the

               Reliability Markets.

          1.17 Monthly RAS Expenses:  For a month, the expenses incurred by the ISO during that month for providing RAS, less RAS

               Fees received during that month.

          1.18 NEPOOL:  The New England Power Pool, the power pool

               created under and governed by the NEPOOL Agreement, and the

               Entities collectively participating in the New England Power

               Pool.

          1.19 NEPOOL Agreement:  The New England Power Pool Agreement

               dated as of September 1, 1971, as amended and restated from time to time.

          1.20 NEPOOL Control Area:  The Control Area for NEPOOL.

          1.21 NEPOOL Tariff:  The Restated NEPOOL Open Access

               Transmission Tariff and accompanying schedules and

               attachments, as modified and amended from time to time.

          1.22 Network Customer:  An Entity receiving transmission

               service pursuant to the terms of Part II and Part VI of the

               NEPOOL Tariff.

          1.23 Operable Capability Market:  The NEPOOL market for

               Operable Capability administered by the ISO.

          1.24 Operating Reserve Markets:  Collectively, the NEPOOL

               markets for Operating Reserve administered by the ISO, and pending the initiation of the market for 10-Minute Spinning

               Reserve, the activities of the ISO supporting the provision of such reserve.

          1.25 Participant Share: Each Participant shall have a

               Participant Share in any month which shall be determined in accordance with the following formula:


         P          E          C          X          M          R       Y
S=.15833(--)+.15833(--)+.15833(--)+.15833(--)+.15833(--)+.15833(--)+.05(--)
          1          1          1          1          1          1       1
         P          E          C          X          M          R       Y


     in which

          S    =    the Participant Share as a percentage of the aggregate
                    Participant Shares of all Participants;

          P    =    the average for each of the most recently completed
                    twelve months of the Participant's maximum Load during any clock hour in a month;

          P{1} = the average of the sums for each of the most recently completed twelve months of the noncoincidental maximum Load during any clock hour in a month of all Participants;

          E    =    the average for the most recently completed twelve
                    months of the sum for each month of the Participant's
                    Load for each hour of the month PLUS any kilowatthours delivered during the month to loads classified as interruptible under market operation rules approved by the NEPOOL Regional Market Operations Committee;

          E{1} = the average for the most recently completed twelve months of the sum for each month of the Loads of all Participants for each hour of the month PLUS any kilowatthours delivered during the month to loads classified as interruptible under market operation rules approved by the NEPOOL Regional Market Operations Committee.

          C    =    the average in megawatts for the most recently
                    completed twelve months of the sum for each month of the Generation Ownership Shares of the Participant;

          C{1} = the average in megawatts for the most recently completed twelve months of the sum for each month of the Generation Ownership Shares of all Participants;

          X    =    the average for the most recently completed twelve
                    months of the sum for each month of (i) a number of kilowatthours EQUAL TO the Kilowatts of the Participant's Generation Ownership Shares, TIMES the number of hours in the month, PLUS (ii) the number of kilowatthours that the Participant was entitled to receive in each hour with respect to its Energy
                    Entitlements under Unit Contracts or System Contracts
                    TIMES, in the case of each contract, the number of hours the contract was in effect in the month, as computed without giving effect to any resale in whole or part of any such Energy Entitlement;

          X{1} = the average for the most recently completed twelve months of the sum for each month of (i) a number of kilowatthours EQUAL TO the Kilowatts of the Generation Ownership Shares of all Participants, TIMES the number of hours in the month, PLUS (ii) the number of kilowatthours that all Participants were entitled to receive in each hour with respect to their Energy Entitlements under Unit Contracts or System Contracts TIMES, in the case of each contract, the number of hours the contract was in effect in the month, as computed without giving effect to any resale in whole or part of any such Energy Entitlement;

          M    =    the circuit miles of the Participant's Transmission
                    Ownership Shares of PTF transmission lines TIMES, in the case of each line, the nominal operating voltage of the line;

          M{1} = the aggregate of the circuit miles of the Transmission Ownership Shares of PTF transmission lines of all Participants TIMES, in the case of each line, the nominal operating voltage of the line;

          R    =    the Annual Transmission Revenue Requirements of the
                    Participant's PTF as of the beginning of the current calendar year as determined in accordance with Attachment F to the NEPOOL Tariff except that 1) such Revenue Requirements shall not be reduced by the transmission support revenue received as described in
                    Section I of that Attachment and 2) such Revenue
                    Requirements shall not include transmission support payments as described in Section J of that Attachment for support arrangements which were entered into after December 31, 1996;

          R{1} = the aggregate Annual Transmission Revenue Requirements of the PTF of all Participants as of the beginning of the current calendar year as determined in accordance with Attachment F to the NEPOOL Tariff, except that 1) such Revenue Requirements shall not be reduced by the transmission support revenue received as described in
                    Section I of that Attachment and 2) such Revenue Requirements shall not include transmission support payments as described in Section J of that Attachment for support arrangements which were entered into after December 31, 1996;

          Y = 1;    and

          Y{1} = the number of NEPOOL Participants at the beginning of the month;

                    PROVIDED, HOWEVER, that a Participant and its Related Persons may not have aggregate Participant Shares exceeding 25% of the aggregate Participant Shares of all Participants. If the aggregate Participant Shares of a Participant and its Related Persons would be in excess of 25% if it were not for this limitation, the remaining Participant Shares which would otherwise be allocated to such Participant and its Related Persons shall be allocated to the other Participants on a pro rata basis.

                    For purposes of the preceding formula (i) if an Entity has been a Participant for less than twelve months, the amounts to be taken into account for purposes of "P", "E", "C" and "X" in the formula shall be for the period during which the Entity has been a Participant; (ii) for purposes of "X" and "X{1}" in the formula, the number of kilowatthours to be taken into account with respect to the HQ Phase II Firm Energy Contract for each Participant which has a share in the HQ Phase II Firm Energy Contract shall be computed on the basis of the number of Kilowatts of its HQ Interconnection Capability Credit, if any, for the month as calculated pursuant to the NEPOOL Agreement; and (iii) for purposes of "X" and "X{1}" in the formula, the number of kilowatthours to be taken into account with respect to an Energy Entitlement under a Unit Contract or System Contract, other than the HQ Phase II Firm Energy Contract, under which a Participant is entitled to receive Energy from outside the NEPOOL Control Area shall be computed on the basis of the number of Kilowatts of Installed Capability credit, or Monthly Peak reduction, for which the Participant is given credit in determining whether it has satisfied its Installed Capability Responsibility pursuant to Section 12 of the NEPOOL Agreement.

          1.26 Parties:  Collectively, the ISO and the Customers; individually,

               a "Party."

          1.27 Policy Statement:  The "Policy Statement for the

               Financial Assurance Requirements and Administration Thereof

               for NEPOOL Open Access Tariff," included as Attachment E to this Tariff, as modified from time to time.

          1.28 RAS Fee:  The fee payable pursuant to Schedule 3 hereto by Transmission Customers that are not Participants.

          1.29 Reliability Administration Service (or "RAS"):  The

               service provided by the ISO, as described in Schedule 3 of this Tariff, in order to administer the Reliability Markets and provide other reliability-related and informational

               functions.

          1.30 Reliability Markets:  Collectively, the Automatic

               Generation Control Market, Installed Capability Market, the

               Operable Capability Market, and the Operating Reserve

               Markets.

          1.31 Sanctions Rule:  "Imposition of Sanctions by the ISO," a

               rule administered by the ISO, and included as Attachment D to this Tariff.

          1.32 Scheduling, System Control and Dispatch Service (or

               "Scheduling Service"):  The service described in Schedule 1 of this Tariff.

          1.33 Service Agreement:  An agreement between the ISO and a

               Customer in the form provided in Attachment A hereto.

          1.34 Services:  Collectively, the Scheduling Service, EAS and

               RAS; individually, a "Service."

          1.35 System Operator: ISO New England Inc.

          1.36 Transmission Service Agreement:  The initial agreement and any amendments or supplements thereto entered into by

               the Transmission Customer and the ISO on behalf of the

               Participants (or filed in unexecuted form), for service

               under the NEPOOL Tariff.

     2    Purpose of This Tariff

               This Tariff is the means by which the ISO collects the

          revenues necessary to carry out its functions.  This Tariff contains rates, charges, terms and conditions for the following

          Services, which together encompass the functions carried out by the ISO:  (1) Scheduling, System Control and Dispatch Service

          (Schedule 1 hereto); (2) Energy Administration Service (Schedule

          2 hereto); and (3) Reliability Administration Service (Schedule 3

          hereto).

               The rates and charges for each Service during a Calendar

          Year are based on the allocated portion of that year's budgeted total expense (the "Budget Amount"), as adjusted by true-ups described herein.  The portion of the Budget Amount allocated to a Service consists of:  (1) the direct (E.G., personnel, software and equipment) costs of performing the Service; plus (2) in general, the percentage of the ISO's general and administrative costs determined by dividing the direct costs of providing that

          Service by the direct costs of providing all Services.

               By way of example, the Budget Amount for Calendar Year 1999 for all Services is $38,415,141.  If the ISO determines during

          Calendar Year 1999 that collections under this Tariff (for all

          Services) will exceed 105 percent of the Budget Amount for 1999,

          the ISO will file with the Commission an amended or superseding tariff or rate schedule.

               For the Services described in Schedules 1 and 2, deviations between collections under the Tariff and the ISO's actual

          expenses will be reconciled through a year-to-year, prospective true-up.  For example, before the close of Calendar Year 1999,

          the ISO will compute the total actual-to-date and projected-to-

          year-end expenses of providing each of those Services, and compare these totals with the total charges actually collected

          (and projected to be collected through 1999) under this Tariff for each Service during Calendar Year 1999.  Based on these comparisons, the ISO will adjust the otherwise-projected revenue requirement for Calendar Year 2000 (I.E., the Calendar Year 2000

          Budget Amount) for either or both Services, as needed, downward or upward to reflect the expected Calendar Year 1999 surplus or deficit, respectively, while preserving a reasonable amount of cash working capital.  From these figures the ISO will calculate rates for Calendar Year 2000, and make a rate change filing for

          Calendar Year 2000 and succeeding years, as required, to reflect the Budget Amount for the applicable Calendar Year and the true-

          ups calculated by means of the foregoing analysis and

          adjustments.  Any deviation between projected and actual true-up amounts for Calendar Year 1999 will be reflected in the rate changes for Calendar Year 2001.  The ISO will also analyze, as necessary, the need for any adjustments to allocation methodology or rate design.

               The charges for Schedule 3 consist of actual monthly

          expenses for RAS, and thus are not subject to true-up.  The provision noted above limiting total annual collections to 105 percent of the pertinent Budget Amount (for all Services)

          effectively limits the amounts collected for RAS under Schedule

          3.

               The revenues collected through this Tariff are not

          recovering funding and reimbursement of NEPOOL restructuring costs, including the costs relating to the separation of NEPOOL staff and costs associated with the design, installation and implementation of the Markets, which are to be recovered by the

          NEPOOL Participants through contractual arrangements.  Budget

          Amounts also do not reflect any amounts received by the ISO due to indemnification payments.

     3 Billing and Payment

          3.1  Billing Procedure:  By the 15th day of each month, the ISO shall submit an invoice to each Customer for the charges for all Services furnished under this Tariff during the

               preceding month.  The invoice shall be paid by the Customer by 10:00 a.m. Eastern Time on the first business day after the 19th day of the calendar month.  All payments shall be made by electronic funds transfer to a bank account

               designated by the ISO.  The ISO may bill Participants more frequently than monthly, in accordance with the Financial

               Assurance Policy.

          3.2  Interest on Unpaid Balances:  Interest on any unpaid

               amounts (including amounts placed in escrow due to a payment dispute as described in Section 3.3 below) shall be

               calculated and payable to the ISO in accordance with the

               methodology specified for interest on refunds in the

               Commission's regulations at 18 C.F.R. <section>

               35.19a(a)(2)(iii); PROVIDED, HOWEVER, that interest due on amounts placed in escrow shall be limited to the interest

               actually earned on those amounts while in escrow.  Interest on delinquent amounts will be calculated from the due date of the bill to the date of payment.

          3.3  Late Payment Charge:  In order to cover ISO expenses

               occasioned by Customers' late payments, if a Customer is

               delinquent two or more times within any period of twelve

               months in paying on time amounts owed to the ISO, the

               Customer shall pay, in addition to interest on each late

               payment, a late payment charge for its second failure to pay on time, and for each subsequent failure to pay on time,

               within the same twelve-month period, in an amount equal to the greater of (i) two percent (2%) of the total amount of such late payment and (ii) $250.00.  Late payment charges

               collected by the ISO will be credited proportionately to the revenue requirement for each Service.

          3.4  Customer Default:  In the event a Customer fails, for any reason other than a billing dispute as described below, to make payment to the ISO on or before the due date as

               described above, and such failure of payment is not

               corrected within thirty (30) calendar days after the ISO

               notifies the Customer to cure such failure, a default by the

               Customer will be deemed to exist.  Upon the occurrence of a default, the ISO and NEPOOL may jointly initiate a

               proceeding with the Commission to terminate the Service and service under the NEPOOL Agreement and/or NEPOOL Tariff (as applicable) but shall not terminate the Service until the

               Commission approves such termination.  In the event of a

               billing dispute between the ISO and the Customer, the

               Service will continue to be provided under the Service

               Agreement as long as the Customer (i) continues to make all payments not in dispute, and (ii) pays as of the bill due

               date into an independent escrow account the portion of the invoice in dispute, pending resolution of such dispute.  If the Customer fails to meet these two requirements for

               continuation of the Service, then the ISO and NEPOOL may

               jointly provide notice to the Customer of their intention to suspend service in sixty (60) days or such longer period as is provided for in the NEPOOL Agreement, in accordance with

               Commission rules and regulations, and may proceed with such suspension.

     4 Regulatory Filings

               Nothing contained in this Tariff or any Service  Agreement shall be construed as affecting in any way the right of the ISO to file with the Commission under Section 205 of the Federal

          Power Act and pursuant to the Commission's rules and regulations promulgated thereunder for a change in any rates, terms and conditions, charges, classification of service, Service

          Agreement, rule or regulation.

               Nothing contained in this Tariff or any Service  Agreement shall be construed as affecting in any way the ability of any

          Customer receiving a Service under this Tariff to exercise its rights under the Federal Power Act and pursuant to the

          Commission's rules and regulations promulgated thereunder.

     5    Force Majeure and Indemnification

          5.1  Force Majeure: Neither the ISO nor a Customer will be considered in default as to any obligation under this Tariff if prevented from fulfilling the obligation due to an event of Force Majeure; provided that no event of Force Majeure

               affecting any Entity shall excuse that Entity from making

               any payment that it is obligated to make hereunder or under a Service Agreement.  However, an Entity whose performance under this Tariff is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations under this Tariff, and shall promptly notify the ISO or the

               Customer, whichever is appropriate, of the commencement and end of each event of Force Majeure .

          5.2  Liability:  The ISO shall not be liable for money damages or other compensation to the Customer for actions or

               omissions by the ISO in performing its obligations under

               this Tariff or Service Agreement thereunder, provided it has not willfully breached this Tariff or a Service Agreement or engaged in willful misconduct.  To the extent the Customer has claims against the ISO, the Customer may only look to

               the assets of the ISO for the enforcement of such claims and may not seek to enforce any claims against the directors,

               members, officers, employees or agents of the ISO who, the

               Customer acknowledges and agrees, have no personal liability for obligations of the ISO by reason of their status as

               directors, members, officers, employees or agents of the

               ISO.  In no event shall either the ISO or any Customer be

               liable for any incidental, consequential, multiple or

               punitive damages, loss of revenues or profits, attorneys

               fees or costs arising out of, or connected in any way with the performance or non-performance of this Tariff, any

               Service Agreement thereunder or the ISO Agreement.

          5.3  Indemnification:  Each Customer shall at all times

               indemnify, defend, and save harmless the ISO and its

               directors, officers, members, employees and agents from any and all damages, losses, claims and liabilities by or to

               third parties arising out of or resulting from the

               performance by the ISO under this Tariff or Service

               Agreement thereunder, any bankruptcy filings made by a

               Customer, or the actions or omissions of the Customer in

               connection with this Tariff or Service Agreement thereunder,

               except in cases of gross negligence or willful misconduct by the ISO or its directors, officers, members, employees or

               agents.  The amount of any indemnity payment hereunder shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by the indemnified party in respect of the indemnified

               action, claim, demand, cost, damage or liability.  The

               obligations of each Customer to indemnify the ISO shall be several, and not joint or joint and several.  A Customer's obligation to contribute to any indemnity payment hereunder shall be limited to a percentage thereof equal to the

               Customer's payments under this Tariff over the twelve (12)

               calendar months preceding the date of payment divided by the total payments of all Customers under this Tariff over the same period.

     6 Creditworthiness

               For the purpose of determining the ability of a Customer to meet its obligations related to a Service hereunder, the ISO will apply the Financial Assurance Policy (Attachment C hereto) to

          Participants and the Policy Statement (Attachment E hereto) to non-Participant Transmission Customers.  The Customer shall comply with the requirements of the Financial Assurance Policy or

          Policy Statement, as applicable.

     7 Dispute Resolution Procedures

          7.1  Dispute Resolution Procedures:  Any dispute between a

               Customer and the ISO involving Service provided under this

               Tariff (excluding applications for rate changes or other

               changes to this Tariff, or to any Service  Agreement entered into under this Tariff, which shall be presented directly to the Commission for resolution) shall be referred to a

               designated senior representative of the Customer and a

               senior representative of the ISO for resolution on an

               informal basis as promptly as practicable.  In the event the designated representatives are unable to resolve the dispute within thirty (30) days or such other period as the Parties may fix by mutual agreement, a Party may invoke arbitration by notice to the other Party and may also (with the

               agreement of the other Party) submit such dispute to

               mediation for resolution in accordance with the procedures set forth below.  The arbitration procedure shall not exceed

               90 calendar days from the date of the notice by the Party

               invoking arbitration (the "Aggrieved Party") to the

               arbitrator's decision unless the Parties agree upon a longer or shorter time.  All agreements by the ISO and Customer to use mediation shall establish a schedule which will control unless later changed by mutual agreement.

          7.2  Mediation:  All mediation proceedings are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

               Notwithstanding the initiation of mediation, the arbitration proceeding shall proceed concurrently with the selection of the arbitrator pursuant to Section 7.3 hereof.

          7.3  Selection of Arbitrator:  The Parties shall attempt to choose by mutual agreement a single neutral arbitrator to

               hear the dispute.  If the Parties fail to agree upon a

               single arbitrator within ten calendar days of the giving of notice of arbitration, the American Arbitration Association shall be asked to appoint an arbitrator.  In either case,

               the arbitrator shall be knowledgeable in matters involving the electric power industry, including the operation of

               control areas and bulk power systems, and shall not have any substantial business or financial relationships with the

               ISO, NEPOOL or its Participants, or the Customer (other than previous experience as an arbitrator) unless otherwise

               mutually agreed by the Parties.

          7.4  Costs:  Each Party shall be responsible for the following arbitration costs, if applicable:

               (i)  its own costs incurred during the arbitration process;

                    plus

               (ii) One half of the common costs of the arbitration

                    including, but not limited to, the arbitrator's fee and

                    expenses, the rental charge for a hearing room and, if

                    both Parties agree to the necessity therefor, the cost

                    of a court reporter and transcript.

          7.5  Hearing Location:  Unless otherwise mutually agreed, the site for all arbitration hearings shall be Springfield,

               Massachusetts.

          7.6  Rules and Procedures:

               (1)  PROCEDURE AND DISCOVERY:  The procedural rules (if

                    any), the conduct of the arbitration and the

                    availability, extent and duration of pre-hearing

                    discovery (if any), which shall be limited to the

                    minimum necessary to resolve the matters in dispute,

                    shall be determined by the arbitrator in his/her sole

                    discretion at or prior to the initial hearing.  The

                    arbitrator shall provide each of the Parties an

                    opportunity to be heard and, except as otherwise

                    provided herein, shall generally conduct the

                    arbitration in accordance with the COMMERCIAL

                    ARBITRATION RULES OF THE AMERICAN ARBITRATION

                    ASSOCIATION.  In addition, each Party shall designate

                    one or more individuals to be available to answer

                    questions the arbitrator may have on the documents or

                    other materials submitted by that Party.  The answers

                    to all such questions shall be reduced to writing by

                    the Party providing the answer and a copy shall be

                    furnished to the other Party.

               (2)  PRE-HEARING SUBMISSIONS:  The Aggrieved Party shall

                    provide the arbitrator with a brief written statement

                    of its complaint and a statement of the remedy or

                    remedies it seeks, accompanied by copies of any

                    documents or other materials it wishes the arbitrator

                    to review.

               (3)  INITIAL HEARING:  An initial hearing will be held no

                    later than 10 days after the selection of the

                    arbitrator and shall be limited to issues raised in the

                    pre-hearing filings.  The scheduling of further

                    hearings at the request of either Party or on the

                    arbitrator's own motion shall be within the sole

                    discretion of the arbitrator.

               (4)  DECISION:  The arbitrator's decision shall be due,

                    unless the deadline is extended by mutual agreement of

                    the Parties, within thirty days of the initial hearing

                    or within ninety days of the Aggrieved Party's

                    initiation of arbitration, whichever occurs first.  The

                    arbitrator shall be authorized only to interpret and

                    apply the provisions of this Tariff or Service

                    Agreement thereunder (or, to the extent applicable, the

                    NEPOOL Agreement, NEPOOL Tariff or ISO Agreement) and

                    the arbitrator shall have no power to modify or change

                    this Tariff or Service  Agreement (or, to the extent

                    applicable, the NEPOOL Agreement, NEPOOL Tariff or ISO

                    Agreement) thereunder in any manner.  The arbitrator's

                    decision shall be in writing and shall state the basis

                    for the decision.

               (5)  EFFECT OF ARBITRATION DECISION:  The decision of the

                    arbitrator will be conclusive in a subsequent

                    regulatory or legal proceeding as to the facts

                    determined by the arbitrator but will not be conclusive

                    as to the law or constitute precedent on issues of law

                    in any subsequent regulatory or legal proceedings.

                         An Aggrieved Party may initiate a proceeding  with

                    a court or with the Commission with respect to the

                    arbitration or arbitrator's decision only:

                    o    if the arbitration process does not result in a

                         decision within the time period specified and the

                         proceeding is initiated within thirty days after

                         the expiration of such time period; or

                    o    on the grounds specified in Sections 10 and 11

                         of Title 9 of the United States Code for judicial

                         vacation or modification of an arbitration award

                         and the proceeding is initiated within thirty days

                         of the issuance of the arbitrator's decision.

     8 Direct Billing; Sanctions

          8.1  Transmission Studies:  The ISO will conduct and coordinate certain System Impact Studies pursuant to, and in accordance with, the NEPOOL Tariff and the NEPOOL Agreement.  In

               addition, the ISO will conduct and coordinate certain

               Facilities Studies pursuant to, and in accordance with, the

               NEPOOL Tariff and the NEPOOL Agreement. The costs of System

               Impact Studies and Facilities Studies will be charged

               directly to the pertinent Eligible Customers or

               interconnection applicants.  The ISO will include in a

               separate operating revenue account or subaccount any

               revenues received for System Impact Studies or Facilities

               Studies (excluding the costs of study contractors which are directly charged to study requestors) which represent costs for ISO staff or related overhead, and these revenues and

               any other miscellaneous revenues will be credited to revenue requirements for the Scheduling Service.

          8.2  Information Requests:  In fulfilling information requests of a significant and non-routine nature, the ISO will charge its associated direct and indirect costs to the requestor.

               Revenue from these charges will be credited to revenue

               requirements for the Service to which the information

               request is most closely related.

          8.3  Sanctions Rule:  Amounts collected by the ISO during a month from Participants pursuant to the Sanctions Rule shall be a credit to that month's Monthly RAS Expenses; provided,

               however, that a sanctioned Participant shall receive no part of such credit attributable to a payment made by such

               sanctioned Participant.  The part of such credit

               attributable to the sanctioned Participant's payment shall be allocated among the Participants (excluding the

               sanctioned Participant) on the basis of a recalculation of

               Voting Share (determined in accordance with the NEPOOL

               Agreement) excluding the factors associated with the

               sanctioned Customer.

     9 Metering

          9.1  Customer Obligations:  The Customer shall be responsible for compliance with metering requirements under the NEPOOL

               Tariff and any applicable local transmission provider's

               tariff and to communicate the metering information to the

               ISO.

          9.2  ISO Access to Metering Data:  The ISO will have access to such metering data as may reasonably be required to

               facilitate measurements and billing under this Tariff and

               Service Agreement, the NEPOOL Agreement, the NEPOOL Tariff,

               or other arrangements for which the ISO is required to bill.

                                 Schedule 1

               Scheduling, System Control and Dispatch Service



          Scheduling, System Control and Dispatch Service ("Scheduling

     Service") is the service required to schedule at the pool level the movement of power through, out of, within, or into the NEPOOL Control

     Area.  It is anticipated that local level service would be provided under the Local Network Service tariffs of the individual Transmission

     Providers.  For Transmission Service under the NEPOOL Tariff,

     Scheduling Service is an Ancillary Service that can be provided only by the ISO and all Transmission Customers must be Customers under this

     Tariff and purchase this Service from the ISO.  Customers must enter into a Service Agreement of the type specified in Attachment A hereto.

     The ISO's charges stated herein for Scheduling Service are based on the expenses incurred by the ISO in providing this Service.  In addition, the ISO acts as a billing agent for the operators of the

     NEPOOL satellite dispatch centers and certain Participants in order to collect their expenses incurred in providing this service pursuant to

     Schedule 1 of the NEPOOL Tariff.

          The ISO's expenses are based on the functions required to provide this Service and include, but are not limited to:

          o    Processing and implementation of requests for

               Transmission Service, including support of the NEPOOL OASIS node;

          o    Coordination of transmission system operation (including

               administration of reactive power requirements under Schedule

               2 of the NEPOOL Tariff) and implementation of necessary

               control actions by the ISO and support for these functions;

          o    Billing associated with transmission services provided

               under the NEPOOL Tariff;

          o    Transmission system planning which supports this Service;

               and

          o    Administrative costs associated with the aforementioned

               functions.

          The satellite dispatch center expenses and the Participant expenses collected pursuant to Schedule 1 of the NEPOOL Tariff are in each case an allocated portion of dispatch center expense for the PTF dispatch functions performed.

          For the ISO's expenses in providing transmission-related Scheduling

     Service, each Customer that is obligated to pay the Regional Network

     Service rate shall pay each month an amount equal to the product of

     $0.0420 per kilowatt times its Monthly Network Load for that month;

     the annual charge per kilowatt is $0.5036.  Each Customer that is a

     Transmission Customer receiving Point-to-Point Transmission Service shall pay each month an amount equal to the product of the

     Transmission Customer's highest amount of Reserved Capacity (expressed in kilowatts) for each transaction scheduled to occur during the month as Point-to-Point Transmission Service times:

          (1)  for each month of firm annual or monthly service, $0.0420;

          (2)  for each week of firm weekly service, $0.0097;

          (3) for each day of firm daily service, $0.0019, but the rate for 5 to 7 consecutive days may not exceed the per-week rate;

          (4) for each month of non-firm annual or monthly service, $0.0420;

          (5)  for each week of non-firm weekly service, $0.0097;

          (6)  for each day of non-firm daily service, $0.0014; and

          (7)  for each hour of non-firm hourly service, $0.0006.

          The ISO shall also collect from each Customer, as billing agent,

     the charges specified in Schedule 1 of the NEPOOL Tariff.

          All general terms and conditions of this Tariff apply to this

     Service.

                                Schedule 2

                      Energy Administration Service



          Energy Administration Service ("EAS") is the Service provided by the ISO to administer the Energy Market and facilitate Interchange

     Transactions, bilateral transactions and self-scheduling in accordance with the NEPOOL Agreement and the corresponding rules promulgated thereunder.  Each Participant that buys, sells, or produces Energy utilizes EAS (even when utilizing bilateral transactions or self-

     scheduling, because the ISO must account for these activities and implement them) and must purchase EAS as a Customer hereunder.  Each non-Participant Transmission Customer that receives Energy pursuant to

     Schedule 4 of the NEPOOL Tariff (I.E., Energy Imbalance Service)

     utilizes EAS and must purchase EAS as a Customer hereunder.  Each

     Customer must enter into a Service Agreement of the type specified in

     Attachment A hereto.

          The ISO's expenses are based on the functions required to provide this Service and include, but are not limited to:

          o    Core operation of the Energy Market;

          o    Generation dispatch related to the Energy Market;

          o    Energy accounting;

          o    Loss determination and allocation;

          o    Billing preparation;

          o    Administration of the Energy Imbalance Service under
               Schedule 4 of the NEPOOL Tariff;

          o    Market power monitoring and mitigation for the Energy
               Market;

          o    Sanctions activities;

          o    Market assessment and reports; and

          o Formulation of additional market rules and proposals to modify existing rules.

          For EAS, each Participant shall pay each month in arrears:  (1)

     an amount equal to the product of $0.0000698 per kilowatt-hour times the Customer's total Electrical Load for all hours in that month; and

     (2) an amount equal to the product of $0.0000263 per kilowatt-hour times the sum of:  (a) a number of kilowatt-hours equal to the kilowatts of the Customer's Generation Ownership Shares for that month, times the number of hours in the month, plus (b) the total number of kilowatt-hours that the Customer was entitled to receive during that month with respect to its Energy Entitlements under Unit

     Contracts or System Contracts (taking into account, in the case of each contract, the number of hours the contract was in effect in the month), as computed without giving effect to any resale in whole or part of any such Energy Entitlement; plus (c) the absolute value of the sum of the kilowatt-hours of the Customer's ANI in the hours of that month in which the Customer's ANI is a negative number; provided that if a Participant has both a Generation Ownership Share in a generating unit as the result of its Related Person affiliation with the owner of the generating unit and an Energy Entitlement as the result of its purchase of Energy from the same generating unit, the

     Participant's Energy Entitlement with respect to such purchase shall be excluded from consideration under Part (b) of the formula.  For purposes of this paragraph, a Customer's Electrical Load, Generation

     Ownership Shares and Energy Entitlements shall be calculated subject to the provisions of NEPOOL Agreement Section 3.2.

          For EAS, a Customer that is not a Participant shall pay each month in arrears an amount equal to the product of $0.0000263 per kilowatt-hour times the number of kilowatt-hours of Energy Imbalance

     Service taken by the Customer during that month.

          All general terms and conditions of this Tariff apply to this

     Service.

                               Schedule 3

                   Reliability Administration Service



          Reliability Administration Service ("RAS") is the Service

     provided by the ISO to administer the Reliability Markets (and facilitate reliability-associated transactions and arrangements) in accordance with the NEPOOL Agreement and the corresponding rules promulgated thereunder, and to provide other reliability and informational services.  Each Participant (and each Transmission

     Customer that is not a Participant) benefits (as do their respective customers) from the reliability ensured by the administration of the

     Reliability Markets and associated services, and therefore must purchase RAS as a Customer hereunder.  The Reliability Markets are also a means by which certain Ancillary Services are obtained under the NEPOOL Tariff.  Each Customer must enter into a Service Agreement of the type specified in Attachment A hereto.

          The ISO's administrative expenses are based on the functions required to provide this Service and include, but are not limited to:

          o    Generation dispatch associated with Reliability Markets;

          o    Reliability Markets accounting;

          o    Billing preparation;

          o    NEPOOL generation emissions analysis;

          o    Risk profile updates;

          o    Triennial review of resource adequacy;

          o Preparation of regional reports and load forecasts and profiles (CELT, EIA, NERC);

          o Support of power supply, environmental and market reliability planning activities;

          o Reliability Markets: market power monitoring, mitigation and assessment; and

          o    Formulation of additional Market rules and proposals to

               modify existing rules.

          For RAS:  (1) Each Transmission Customer that is not a

     Participant shall pay each month, in arrears, a RAS Fee (corresponding to the Transmission Service taken in that month) in the following amounts:

          (a) Entities required to make a payment for Regional Network Service in a month, $500 (whether firm or non-firm);

          (b)  for each month of annual or monthly Point-to-Point
               Transmission Service received, $500;

          (c) for each week of weekly Point-to-Point Transmission Service received (whether firm or non-firm), $115.38;

          (d) for each day of firm daily Point-to-Point Transmission Service received, $23.07, provided that the rate for 5 to 7 consecutive days may not exceed the "per week" rate;

          (e) for each day of non-firm daily Point-to-Point Transmission Service received, $16.48; and

          (f) for each hour of non-firm hourly Point-to-Point Transmission Service received, $0.69;

     and (2) each Customer that is a Participant shall pay each month in arrears, an amount equal to the product of its Participant Share as of the end of that month and the Monthly RAS Expenses.


          RAS does not include any amounts paid by the ISO on behalf of the

     Participants to purchase emergency power.  If one or more states requires Participants to undertake disclosure or tracking obligations that result in the ISO incurring expenses, the ISO will segregate the expenses associated with such obligations.

          All general terms and conditions of this Tariff apply to this

     Service.

                                 ATTACHMENT A

                         Form of Service Agreement


     1.0 This Service Agreement, dated as of __________ , is entered into, by and between ISO New England Inc. __________________ (the "ISO") and __________ ("Customer") pursuant to the ISO's Tariff for Transmission Dispatch and Power Administration Services (the "Tariff").

     2.0 Service under this Service Agreement shall commence on the later of (1) the requested service commencement date or (2) such other date as it is permitted to become effective by the Commission. Service under this Service Agreement shall terminate on such date as is mutually agreed upon by the parties, except as otherwise provided under the Tariff.

     3.0 The ISO agrees to provide, and the Customer agrees to take and pay for, Services indicated below in accordance with the provisions of the Tariff and this Service Agreement:

          Scheduling, System Control and Dispatch Service (Schedule 1) Energy Administration Service (Schedule 2)
          Reliability Administration Service (Schedule 3)

     4.0 Any notice or request made to or by either party regarding this Service Agreement shall be made to the representative of the other party as indicated below.


      ISO:

               [Title]
               ISO New England Inc.
               One Sullivan Road
               Holyoke, MA 01040-2841


      CUSTOMER:
               ___________________________
               ___________________________
               ___________________________
               ___________________________
               ___________________________


     5.0 The Tariff is incorporated in this Service Agreement and made a part hereof.


     IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.


          ISO NEW ENGLAND INC.:



          By:___________________ __________ _____________
             Name                Title      Date




          CUSTOMER:



          By:___________________ __________ _____________
             Name                Title      Date

                                ATTACHMENT B

                  Definitions and Provisions Extracted From
                     NEPOOL Agreement and NEPOOL Tariff


          Adjusted Net Interchange (or "ANI"): The Adjusted Net Interchange of a Participant for an hour is (a) the kilowatts produced by or delivered to the Participant from its Energy Entitlements or pursuant to arrangements entered into under Section 14.6 of the NEPOOL Agreement as adjusted in accordance with uniform market operation rules approved by NEPOOL's Regional Market Operations Committee to take account of losses, as appropriate, MINUS (b) the sum of (i) the Electrical Load of the Participant for the hour, and (ii) the kilowatt-hours delivered by such Participant to other Participants pursuant to Firm Contracts or System Contracts in accordance with the treatment agreed to by the parties thereto and reported to the ISO, together with any associated electrical losses.

          Ancillary Services: Those services that are necessary to support the transmission of electric capacity and energy from resources to loads while maintaining reliable operation of the NEPOOL Transmission System in accordance with Good Utility Practice.

          Automatic Generation Control (or "AGC"): A measure of the ability of a generating unit or portion thereof to respond automatically within a specified time to a remote direction from the ISO to increase or decrease the level of output in order to control frequency and to maintain currently proper power flows into and out of the NEPOOL
     Control Area.

          Control Area: An electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to:

          (1) match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from entities outside the electric power system(s), with the load within the electric power system(s);
          (2) maintain scheduled interchange with other Control Areas, within the limits of Good Utility Practice;
          (3) maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practice and the criteria of the applicable regional reliability council or the North American Electric Reliability Council; and
          (4) provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

          Curtailment: A reduction in firm or non-firm transmission service in response to a transmission capacity shortage as a result of system reliability conditions.

          Electrical Load: Electrical Load (in kilowatts) of a Participant during any particular hour is the total during such hour (eliminating any distortion arising out of (i) Interchange Transactions, or (ii) transactions across the system of such Participant, or (iii) deliveries between Entities constituting a single Participant, or (iv) other electrical losses, if and as appropriate), of

          (a) kilowatt-hours provided by such Participant to its retail customers for consumption, PLUS
          (b)  kilowatt-hours of use by such Participant, PLUS
          (c) kilowatt-hours of electrical losses and unaccounted for use by the Participant on its system, PLUS
          (d) kilowatt-hours used by such Participant for pumping Energy for its Entitlements in pumped storage hydroelectric generating facilities, PLUS
          (e)  kilowatt-hours delivered by such Participant to Non-
               Participants.

          The Electrical Load of a Participant may be calculated in any reasonable manner which substantially complies with this definition.

          Eligible Customer: (i) Any Participant that is engaged, or proposes to engage, in the wholesale or retail electric power business is an Eligible Customer under the NEPOOL Tariff. (ii) Any electric utility (including any power marketer), Federal power marketing agency, or any other entity generating electric energy for sale for resale is an Eligible Customer under the NEPOOL Tariff. Electric energy sold or produced by such entity may be electric energy produced in the United States, Canada or Mexico. However, with respect to transmission service that the Commission is prohibited from ordering by Section 212(h) of the Federal Power Act, such entity is eligible only if the service is provided pursuant to a state requirement that the Transmission Provider with which the entity is directly interconnected offer the unbundled transmission service, or pursuant to a voluntary offer of such service by the Transmission Provider with which the entity is directly interconnected. (iii) Any end user taking or eligible to take unbundled transmission service pursuant to a state requirement that the Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of such service by the Transmission Provider with which that entity is directly interconnected, is an Eligible Customer under the NEPOOL Tariff.

          Energy Entitlement: An Energy Entitlement is (i) a right to receive Energy under a System Contract or a Firm Contract, or (ii) a right to receive all or a portion of the electric output of a generating unit or units to which an Entity is entitled as an owner (either sole or in common) or as a purchaser pursuant to a Unit Contract, REDUCED BY (iii) any portion thereof which such Entity is selling pursuant to a Unit Contract. An Energy Entitlement in a generating unit or units may, but need not, be combined with any other Entitlements relating to such generating unit or units and may be transferred separately from the related Installed Capability Entitlement, Operable Capability Entitlement, Operating Reserve Entitlements, or AGC Entitlement.

          Entitlement: An Installed Capability Entitlement, Operable Capability Entitlement, Energy Entitlement, Operating Reserve Entitlement, or AGC Entitlement. When used in the plural form, it may be any or all such Entitlements or combinations thereof, as the context requires.

          Entity: Any person or organization whether in the United States of America or Canada or a state or province or a political subdivision thereof or a duly established agency of any of them, a private corporation, a partnership, an individual, an electric cooperative or any other person or organization recognized in law as capable of owning property and contracting with respect thereto that is either:

          (a) engaged in the electric power business (the generation and/or transmission and/or distribution of electricity for consumption by the public or the purchase, as a principal or broker, of Installed Capability, Operable Capability, Energy, Operating Reserve, and/or AGC for resale); or

          (b) an end user of electricity that is taking or eligible to take unbundled transmission service pursuant to an effective state requirement that the Participant that is the Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of unbundled transmission service to that end user by the Participant that is the Transmission Provider with which that end user is directly interconnected.

          Facilities Study: An engineering study conducted pursuant to the NEPOOL Agreement or the NEPOOL Tariff by the ISO and/or one or more affected Participants to determine the required modifications to the NEPOOL Transmission System, including the cost and scheduled completion date for such modifications, that will be required to provide a requested transmission service or interconnection.

          Firm Contract: Any contract, other than a Unit Contract, for the purchase of Installed Capability, Operable Capability, Energy, Operating Reserves, and/or AGC, pursuant to which the purchaser's right to receive such Installed Capability, Operable Capability, Energy, Operating Reserves, and/or AGC is subject only to the supplier's inability to make deliveries thereunder as the result of events beyond the supplier's reasonable control.

          Generator Owner: The owner, in whole or part, of a generating unit whether located within or outside of the NEPOOL Control Area.

          Generation Ownership Shares: The Generation Ownership Shares of a Customer means and includes:

          (a) the direct ownership interest which the Customer has as a sole or joint owner in the Installed Capability of a generating unit which is subject to NEPOOL central dispatch;

          (b) the indirect ownership interest which the Customer has, as a shareholder in Vermont Yankee Nuclear Power Corporation or a similar corporation, or as a general or limited partner in Ocean State Power or a similar partnership, in the Installed Capability of a generating unit which is subject to NEPOOL central dispatch, provided the corporation or partnership is itself not a Participant;

          (c) any other interest which the Customer has in the Installed Capability of a generating unit which is subject to NEPOOL central dispatch, under a lease or other contractual arrangement, provided the other party to the arrangement is itself not a Participant and the NEPOOL Management Committee determines, at the request of the affected Customer, that the Customer has benefits and rights, and assumes risks, under the arrangement with respect to the unit which are substantially equivalent to the benefits, rights and risks of an owner; and

          (d) an interest which the Customer shall be deemed to have in the direct ownership interest, or the indirect ownership interest as a shareholder or general or limited partner, of a Related Person of the Customer in the Installed Capability of a generating unit which is subject to NEPOOL central dispatch, provided the Related Person is itself not a Participant.

          Good Utility Practice: Any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather includes all acceptable practices, methods, or acts generally accepted in the region.

          HQ Phase II Firm Energy Contract: The Firm Energy Contract dated as of October 14, 1985 between Hydro-Quebec and certain of the Participants, as it may be amended from time to time.

          Installed Capability: The Installed Capability of an electric generating unit or combination of units during the Winter Period is the Winter Capability of such unit or units and during the Summer Period is the Summer Capability of such unit or units.

          Interchange Transactions:  Transactions deemed to be effected under
     Section 12 of the Prior NEPOOL Agreement (that is, the agreement as in effect on December 1, 1996) prior to the Second Effective Date, and transactions deemed to be effected under Section 14 of the NEPOOL Agreement on and after the Second Effective Date.

          Internal Point-to-Point Service: Point-to-Point Transmission Service with respect to a transaction where the Point of Receipt is at the boundary of or within the NEPOOL Transmission System and the Point of Delivery is within the NEPOOL Transmission System.

          Load: (in Kilowatts) of a Participant during any particular hour is the total during such hour (eliminating any distortion arising out of (i) Interchange Transactions, or (ii) transactions across the system of such Participant, or (iii) deliveries between Entities constituting a single Participant, or (iv) other electrical losses, if and as appropriate) of

          (a) kilowatthours provided by such Participant to its retail customers for consumption (excluding any kilowatthours which may be classified as interruptible under market operation rules approved by the NEPOOL Regional Market Operations Committee), PLUS

          (b) kilowatthours delivered by such Participant pursuant to Firm Contracts to its wholesale customers for resale, PLUS

          (c) kilowatthours of use by such Participant, exclusive of use by such Participant for the operation and maintenance of its generating unit or units, PLUS

          (d) kilowatthours of electrical losses and unaccounted for use by the Participant on its system.

     The Load of a Participant may be calculated in any reasonable manner which substantially complies with this definition.

          For the purposes of calculating a Participant's Monthly Peak, the Load of a Participant shall be adjusted to eliminate any distortions resulting from voltage reductions. In addition, upon the request of any Participant, the NEPOOL Regional Market Operations Committee shall make, or supervise the making of, appropriate adjustments in the computation of Load for the purposes of calculating any Participant's Annual Peak, Adjusted Monthly Peak, Adjusted Annual Peak and Monthly Peak to eliminate any distortions resulting from emergency load curtailments which would significantly affect the Load of any Participant.

          The definition of the term "Load" is modified as follows when a Participant purchases a portion of its requirements of electricity from another Participant pursuant to a Firm Contract:

          (a) If the Firm Contract limits deliveries to a specifically stated number of Kilowatts and requires payment of a demand charge thereon (thus placing the responsibility for meeting additional demands on the purchasing Participant):

               (1) in computing the ADJUSTED LOAD of the purchasing Participant, the Kilowatts received pursuant to such Firm Contract shall be deemed to be the number of Kilowatts specified in the Firm Contract; and

               (2) in computing the LOAD of the supplying Participant, the Kilowatts delivered pursuant to such Firm Contract shall be deemed to be the number of Kilowatts specified in the Firm Contract.

          (b) If the Firm Contract does not limit deliveries to a specifically stated number of Kilowatts, but entitles the Participant to receive such amounts of electricity as it may require to supply its electric needs (thus placing the responsibility for meeting additional demands on the supplying Participant):

               (1) the INSTALLED CAPABILITY RESPONSIBILITY of the purchasing Participant shall be EQUAL TO the amount of its Installed Capability Entitlements;

               (2) in computing the ADJUSTED LOAD of the purchasing Participant, the Kilowatts received pursuant to such Firm Contract shall be deemed to be a quantity R{l}; and

               (3) in computing the LOAD of the supplying Participant, the Kilowatts delivered pursuant to such Firm Contract shall be deemed to be a quantity R{l}.

               The quantity R{l} equals (i) the Load of the purchasing Participant less (ii) the amount of the purchasing
               Participant's Installed Capability Entitlements multiplied by a fraction X wherein:
                             ---
                              Y

               X is the maximum Load of the purchasing Participant in the month, and

               Y is the NEPOOL Installed Capability Responsibility multiplied by the purchasing Participant's fraction P determined pursuant to Section 12.2(a)(1) of the NEPOOL Agreement, computed as if the Firm Contract did not exist.

          Local Network: The transmission facilities, constituting a local network, of the following companies: (i) Bangor Hydro-Electric Company; (ii) Boston Edison Company; (iii) Central Maine Power Company; (iv) the Commonwealth Energy System companies; (v) the Eastern Utility Associates companies; (vi) the New England Electric System companies; (vii) the Northeast Utilities companies; (viii) The United Illuminating Company; and (ix) Vermont Electric Power Company and the entities which are grouped with it as a single Participant and any other local network or change in the designation of a Local Network which the NEPOOL Management Committee may designate or approve from time to time. The NEPOOL Management Committee may not unreasonably withhold approval of a request by a Participant that it effect such a change or designation.

          Local Network Service: Local Network Service is the service provided, under a separate tariff or contract, by a Participant that is a Transmission Provider to another Participant, or other Entity connected to the Transmission Provider's Local Network to permit the other Participant or Entity to efficiently and economically utilize its resources to serve its load.

          Monthly Network Load: A Customer's hourly load (including its designated Network Load not physically interconnected with the Transmission Provider under Section 43.3 of the NEPOOL Tariff) coincident with the coincident aggregate load of the Participants and other Network Customers served in each Local Network in the hour in which the coincident load is at its maximum for the month ("Monthly Peak").

          NEPOOL Agreement Section 3.2: Subject to the reciprocity requirements of the NEPOOL Tariff, if a Participant serves a Load, or has rights in supply or demand-side resources or owns transmission and/or distribution facilities, located outside of the NEPOOL Control Area, such Load and resources shall not be included for purposes of determining the Participant's rights, responsibilities and obligations under the NEPOOL Agreement, except that the Participant's Entitlements in facilities or its rights in demand side-resources outside the NEPOOL Control Area shall be included in such determinations if, to the extent, and while such Entitlements are used for retail or wholesale sales within the NEPOOL Control Area or such Entitlements or rights are designated by a Participant for purposes of meeting its obligations under Section 12 of the NEPOOL Agreement.

          NEPOOL Management Committee: The committee established pursuant to Section 6 of the NEPOOL Agreement.

          NEPOOL Transmission System:  The PTF transmission facilities.

          Network Integration Transmission Service: Regional Network Service which may be used with respect to Network Resources or Network Load not physically interconnected with the NEPOOL Transmission System.

          Network Load: The load that a Network Customer designates for Network Integration Transmission Service under Part II and Part VI of the NEPOOL Tariff. The Network Customer's Network Load shall include all load designated by the Network Customer (including losses) and shall not be credited or reduced for any behind-the-meter generation. A Network Customer may elect to designate less than its total load as Network Load but may not designate only part of the load at a discrete Point of Delivery. Where an Eligible Customer has elected not to designate a particular load at discrete Points of Delivery as Network Load, the Eligible Customer is responsible for making separate arrangements under Part III and Part V of the NEPOOL Tariff for any Point-to-Point Transmission Service that may be necessary for such non-designated load.

          Network Resource: (1) With respect to Participants, (a) any generating resource located in the NEPOOL Control Area which has been placed in service prior to October 1, 1998 (including a unit that has lost its capacity value when its capacity value is restored and a deactivated unit which may be reactivated without satisfying the requirements of Section 49 of the NEPOOL Tariff in accordance with the provisions thereof) until retired; (b) any generating resource located in the NEPOOL Control Area which is placed in service after October 1, 1998 until retired, provided that (i) the Generator Owner has complied with the requirements of Section 49 of the NEPOOL Tariff, and (ii) the output of the unit shall be limited in accordance with Section 49, if required; and (c) any generating resource or combination of resources (including bilateral purchases) located outside the NEPOOL Control Area for so long as any Participant has an Entitlement in the resource or resources which is being delivered to it in the NEPOOL Control Area to serve Network Load located in the NEPOOL Control Area or other designated Network Loads contemplated by Section 43.3 of the NEPOOL Tariff taking Regional Network Service. (2) With respect to Non-Participant Network Customers, any generating resource owned, purchased or leased by the Network Customer which it designates to serve Network Load.

          Open Access Same-Time Information System (OASIS): The NEPOOL information system and standards of conduct responding to requirements of 18 C.F.R. <section>37 of the Commission's regulations and all additional requirements implemented by subsequent Commission orders dealing with OASIS.

          Operable Capability: Operable Capability of an electric generating unit or units in any hour is the portion of the Installed Capability of the unit or units which is operating or available to respond within an appropriate period (as identified in market operation rules approved by the Regional Market Operations Committee) to the ISO's call to meet the Energy and/or Operating Reserve and/or AGC requirements of the NEPOOL Control Area during a Scheduled Dispatch Period or is available to respond within an appropriate period to a schedule submitted by a Participant for the hour in accordance with market operation rules approved by the Regional Market Operations Committee.

          Operating Reserve: Any or a combination of 10-Minute Spinning Reserve, 10-Minute Non-Spinning Reserve, and 30-Minute Operating Reserve, as the context requires.

          Participant: A Participant is an eligible Entity (or group of Entities which has elected to be treated as a single Participant) which is a signatory to the NEPOOL Agreement and has become a Participant in accordance therewith until such time as such Entity's status as a Participant terminates.

          Point-to-Point Transmission Service: The transmission of capacity and/or energy on either a firm or non-firm basis from the Point(s) of Receipt to the Point(s) of Delivery under the NEPOOL Tariff. NEPOOL Point-to-Point Transmission Service includes both Internal Point-to-Point Service and Through or Out Service.

          Pool Transmission Facilities (or "PTF"): The transmission facilities owned by the Participants and their Related Persons which constitute
     PTF pursuant to the NEPOOL Agreement.

          Power Year: The period of twelve months commencing on November 1.

          Regional Market Operations Committee: The committee established pursuant to Section 10 of the NEPOOL Agreement.

          Regional Network Service: Transmission service provided by the Participants pursuant to Part II and Part IV of the NEPOOL Tariff.

          Related Persons: With respect to a Customer, either (i) a corporation, partnership, business trust or other business organization 10% or more of the stock or equity interest in which is owned directly or indirectly by, or is under common control with, the Customer, or (ii) a corporation, partnership, business trust or other business organization which owns directly or indirectly 10% or more of the stock or other equity interest in the Customer, or (iii) a corporation, partnership, business trust or other business organization 10% or more of the stock or other equity interest in which is owned, directly or indirectly by a corporation, partnership, business trust or other business organization which also owns 10% or more of the stock or other equity interest in the Customer.

          Reserved Capacity: The maximum amount of capacity and energy that is committed to the Transmission Customer for transmission over the NEPOOL Transmission System between the Point(s) of Receipt and the Point(s) of Delivery under Part V of the NEPOOL Tariff. Reserved Capacity shall be expressed in terms of whole kilowatts on a sixty-minute interval (commencing on the clock hour) basis.

          Scheduled Dispatch Period: The shortest period for which the ISO performs and publishes a projected dispatch schedule.

          Second Effective Date: The date on which the provisions of Part Three of the NEPOOL Agreement (other than those relating to the Installed Capability Market) shall become effective and shall be such date as the Commission may fix on its own or pursuant to a request of the NEPOOL Management Committee.

          System Contract: Any contract for the purchase of Installed Capability, Operable Capability, Energy, Operating Reserves and/or AGC, other than a Unit Contract or Firm Contract, pursuant to which the purchaser is entitled to a specifically determined or determinable amount of such Installed Capability, Operable Capability, Energy, Operating Reserves and/or AGC.

          Summer Capability: Summer Capability of an electric generating unit or combination of units is the maximum dependable load carrying ability in Kilowatts of such unit or units (exclusive of capacity required for station use) during the Summer Period, as determined by the NEPOOL Regional Market Operations Committee.

          Summer Period: Summer Period in each Power Year is the four-month period from June through September.

          System Impact Study: An assessment of: (i) the adequacy of the NEPOOL Transmission System to accommodate a request for the interconnection of a new or materially changed generating unit or a new or materially changed interconnection to another Control Area or new Regional Network Service, internal Point-to-Point Service or Through or Out Service, and (ii) whether any additional costs may be required to be incurred in order to provide the interconnection or transmission service.

          Through or Out Service: Point-to-Point Transmission Service provided by NEPOOL pursuant to Part III of the NEPOOL Tariff with respect to a transaction which requires the use of PTF and which goes through the NEPOOL Control Area, as, for example, from the Maine Electric Power Company line or New Brunswick to New York, or from one point on the NEPOOL Control Area boundary with New York to another point on the Control Area boundary with New York, or with respect to a transaction which goes out of the NEPOOL Control Area from a point in the NEPOOL Control Area, as, for example, from Boston to New York.

          Transmission Customer: Any Eligible Customer that (i) is a Participant which is not required to sign a Transmission Service Agreement with respect to a service to be furnished to it in accordance with Section 48 of the NEPOOL Tariff, or (ii) executes, on its own behalf or through its Designated Agent, a Transmission Service Agreement, or (iii) requests in writing, on its own behalf or through its Designated Agent, that NEPOOL file with the Commission, a proposed unexecuted Transmission Service Agreement in order that the Eligible Customer may receive transmission service under the NEPOOL Tariff. This term is used in Part I of the NEPOOL Tariff to include customers receiving transmission service under the NEPOOL Tariff.

          Transmission Ownership Shares: The Transmission Ownership Shares of a Participant means and includes:

          (A) the direct ownership interest which the Participant has as a sole or joint owner of PTF;

          (B) the indirect ownership interest which the Participant has, as a shareholder in a corporation, or as a general or limited partner in a partnership, in PTF owned by such corporation or partnership, provided the corporation or partnership is not itself a Participant;

          (C) any other interest which the Participant has in PTF under a lease or other contractual arrangement, provided the other party to the arrangement is not itself a Participant and the NEPOOL Management Committee determines, at the request of the affected Participant, that the Participant has benefits and rights, and assumes risks, under the arrangement with respect to the PTF which are substantially equivalent to the benefits, rights and risks of an owner; and

          (D) an interest which the Participant shall be deemed to have in the direct ownership interest, or the indirect ownership interest as a shareholder or general or limited partner, of a Related Person of the Participant in PTF, provided the Related Person is itself not a Participant.

          Transmission Provider: The Participants, collectively, which own PTF and are in the business of providing transmission service or provide service under a local open access transmission tariff, or in the case of a state or municipal or cooperatively-owned Participant, would be required to do so if requested pursuant to the reciprocity requirements specified in the NEPOOL Tariff, or an individual such Participant, whichever is appropriate.

          Unit Contract: A purchase contract pursuant to which the purchaser is in effect currently entitled either (i) to a specifically determined or determinable portion of the Installed Capability of a specific electric generating unit or units, or (ii) to a specifically determined or determinable amount of Operable Capability, Energy, Operating Reserve and/or AGC if, or to the extent that, a specific electric generating unit or units is or can be operated.

          Winter Capability: Winter Capability of an electric generating unit or combination of units is the maximum dependable load carrying ability in Kilowatts of such unit or units (exclusive of capacity required for station use) during the Winter Period, as determined by the NEPOOL Regional Market Operations Committee.

          Winter Period: Winter Period in each Power Year is the seven-month period from November through May and the month of October.

                               ATTACHMENT C

                       Financial Assurance Policy


             FINANCIAL ASSURANCE POLICY FOR NEPOOL MEMBERS

     This Financial Assurance Policy for NEPOOL Members ("Policy") shall become effective on the Second Effective Date.

     The purpose of this Policy is (i) to establish a financial assurance policy for NEPOOL members ("Participants") that includes commercially reasonable credit review procedures to assess the financial ability of an applicant for membership in NEPOOL ("Applicant") or of a Participant to pay for service transactions under the Restated NEPOOL Agreement and the NEPOOL Open Access Transmission Tariff (the "Tariff") and to pay its share of NEPOOL expenses, including amounts owed to ISO New England Inc. under its tariff, (ii) to set forth requirements for alternative forms of security that will be deemed acceptable to NEPOOL and consistent with commercial practices established by the Uniform Commercial Code that protects the Participants against the risk of non-payment by other, defaulting Participants, (iii) to set forth the conditions under which NEPOOL will conduct business so as to avoid the possibility of failure of payment for services rendered under the Tariff or the Restated NEPOOL Agreement, and (iv) to collect amounts past due, make up shortfalls in payments, and terminate membership of defaulting Participants.

     In accordance with Sections 3.5 and 6.14 of the Restated NEPOOL Agreement, NEPOOL requires the following procedures and requirements to apply to all Applicants and Participants. Generally, any Applicant or Participant that does not have an investment grade rating by either Standard & Poor's, Moody's, Duff & Phelps, or Fitch will be required to provide financial assurances, as described in detail below.

     GENERAL REQUIREMENTS

     Each Applicant or Participant must comply with the following general requirements.

     In the case of a group of members that are treated as a single Participant pursuant to Section 4.1 of the Restated NEPOOL Agreement, the group members shall be deemed to have elected to be jointly and severally liable for all debts to NEPOOL of any of the group members unless (i) charges of an individual member can be tracked and allocated to the member incurring such charges by the System Operator {1} utilizing all information available to the System Operator determined by it to be reliable, including information from Participants or from a single Participant's representative, (ii) an alternate form of financial assurance is provided as set forth below,
     (iii) the group members agree to allocate amongst themselves responsibility for payment of group member charges on a percentage basis in a manner acceptable to NEPOOL, with additional financial assurance to be provided by those members, if any, that do not satisfy the minimum corporate debt rating, or (iv) the group members when evaluated as a whole (at their expense by one of the above rating agencies) satisfy the minimum corporate debt rating requirement set forth above and, in addition, provide a corporate guaranty from a parent or other responsible affiliate, which parent or affiliate satisfies the minimum corporate debt rating. For the fourth type of consolidated Participant, NEPOOL will conduct a financial assurances review based on the credit rating of only the rated members of the group.

     For the purposes of these financial assurance provisions, the term "Participant" shall, in the case of a group of members that are treated as a single Participant pursuant to Section 4.1 of the Restated NEPOOL Agreement, be deemed to refer to the group of members as a whole unless the group members have affirmatively indicated to NEPOOL, and NEPOOL has agreed, that they are to be treated pursuant to options (i) or (iii) above, in which case the term "Participant" shall be deemed to refer to each individual group member and not to the aggregate of such group; and the terms "charges" and fees" shall, likewise, be deemed to refer to the charges and fees allocable to the individual group member as opposed to the aggregate of such group.

     PROOF OF FINANCIAL VIABILITY
     Each Applicant must with its application submit proof of financial viability, as described below, satisfying NEPOOL requirements to demonstrate the Applicant's ability to meet its obligations, or must provide prior to its membership becoming effective financial assurance in the form of a cash deposit, letter of credit or performance bond as set forth below. An Applicant that chooses to provide a cash deposit, letter of credit or performance bond will not be required to provide financial information to NEPOOL.

     Generally, each Applicant must submit a current rating agency report, which report must indicate an investment grade rating by either Standard & Poor's, Moody's, Duff & Phelps, or Fitch for the Applicant to be considered as a candidate for NEPOOL membership without furnishing additional financial assurances as described below.

     Current Participants must also provide a current rating agency report by the Second Effective Date, as well as any of the financial statements and information set forth below if and as requested by NEPOOL within ten (10) days of such request. Those Participants that do not satisfy the rating requirement as set forth above must provide instead on the Second Effective Date one form of the financial assurances set forth below. A Participant's failure to meet these requirements may result in termination proceedings by NEPOOL.

     FINANCIAL STATEMENTS
     Each Applicant must submit, if and as requested by NEPOOL and within ten (10) days of such request, audited financial statements for at least the immediately preceding three years, or the period of its existence, if shorter, including, but not limited to, the following information:

                              Balance Sheets
                              Income Statements
                              Statements of Cash Flows
                              Notes to Financial Statements

     Additionally, the following information for at least the immediately preceding three years, if available, must be submitted if and as requested by NEPOOL and within ten (10) days of such request:

                              Annual and Quarterly Reports
                              10-K, 10-Q and 8-K Reports

     Where the above financial statements are available on the Internet, the Applicant may provide instead a letter to NEPOOL stating where such statements may be located and retrieved by NEPOOL.

     Each Applicant may also be required to provide at least one bank reference and three (3) Utility credit references. In those cases where an Applicant does not have three (3) Utility credit references, three (3) trade payable vendor references may be substituted.

     Each Applicant may also be required to include information as to any known or anticipated material lawsuits, as well as any prior bankruptcy declarations by the Applicant, or by its predecessor(s), if any.

     In the case of certain Applicants, some of the above financial submittals may not be applicable, and alternate requirements may be specified by NEPOOL.

     ONGOING FINANCIAL REVIEW
     Each Participant that has not provided a cash deposit, letter of credit, performance bond, or corporate guaranty must submit at least annually its current rating agency report promptly upon its issuance, and 8-K Reports promptly upon their issuance.

     In addition, each Participant is responsible for informing NEPOOL in writing within ten (10) business days of any material change in its financial status. A material change in financial status includes, but is not limited to, the following: a downgrade of long or short term debt rating by a major rating agency, being placed on credit watch with negative implication by a major rating agency, a bankruptcy filing, insolvency, a report of a significant quarterly loss or decline of earnings, the resignation of key officer(s), and/or the filing of a material lawsuit that could materially adversely impact current or future financial results. A Participant's failure to provide this information may result in termination proceedings by NEPOOL.

     If there is a material adverse change in the financial condition of the Participant, NEPOOL may require the Participant to provide one of the forms of other financial assurances set forth below. If the Participant fails to do so, NEPOOL may initiate termination proceedings in accordance with the procedure set forth in Section 21.2(d) of the Restated NEPOOL Agreement.

     OTHER FINANCIAL ASSURANCES

     Applicants or Participants that do not satisfy the rating requirement or NEPOOL's credit review process must submit instead one of the following additional financial assurances, depending on the type of transactions they anticipate engaging in as Participants.

     In general, Participants must provide additional financial assurance in the following amounts, based on their average or expected monthly charges for interchange and transmission service under the Tariff (which would include charges for Regional Network Service or Through or Out Service) and the Restated NEPOOL Agreement (which would include energy and other services received through NEPOOL) and NEPOOL expenses for services, including amounts owed to ISO New England Inc. under its tariff (collectively the "NEPOOL Charges"):

          MONTHLY NEPOOL CHARGES         FINANCIAL ASSURANCE REQUIREMENT

              $0 - $15,000                  0 months' NEPOOL Charges

              $15,001 - $30,000             1 month's NEPOOL Charges

              $30,001 - $50,000             2 months' NEPOOL Charges


              $50,001 or more               3 1/2  months' NEPOOL Charges


     The three and one-half months is based on the time required for a FERC filing made by NEPOOL to suspend service to be effective.

     Therefore, a Participant with $32,000 in monthly NEPOOL Charges that does not satisfy the rating requirement or NEPOOL credit review process must provide additional financial assurances in the amount of $64,000 to NEPOOL.

     In the case of new Participants, the additional financial assurance requirement will be based on estimated monthly NEPOOL Charges, which estimate NEPOOL has the right to adjust in light of subsequent experience as to actual monthly NEPOOL Charges.

     CASH DEPOSIT
     A cash deposit for the full value of the Financial Assurance
     Requirement based on actual or anticipated NEPOOL Charges, as determined by NEPOOL, provides an acceptable form of financial assurance to NEPOOL.

     If it is necessary to use all or a portion of the deposit to pay the Participant's obligation, the deposit must be promptly replenished to the required level; otherwise, termination proceedings may be initiated. In the event that actual NEPOOL Charges exceed those anticipated, the anticipated charges will be increased accordingly and the Participant must augment its cash deposit to reach the required level.

     The cash deposit will be invested by NEPOOL in investments as may be designated by the Participant in direct obligations of the United States or its agencies and interest earned will be paid to the Participant. NEPOOL may sell or otherwise liquidate such investments at its discretion to meet the Participant's obligations to NEPOOL.

     The requirement to continue the deposit may be reviewed by NEPOOL after one year. Consideration will be given to replacing the cash deposit with a corporate guaranty if certain conditions are met, as discussed below in the Corporate Guaranty section.

     LETTER OF CREDIT
     An unconditional and irrevocable standby letter of credit for the full value of the Financial Assurance Requirement based on actual or anticipated NEPOOL Charges, as determined by NEPOOL, provides an acceptable form of financial assurance to NEPOOL. The letter of credit will renew automatically unless the issuing bank provides notice to NEPOOL at least ninety (90) days prior to the letter of credit's expiration of the bank's decision not to renew the letter of credit.

     If the letter of credit amount falls below the required level because of a drawing, it must be replenished immediately; otherwise, termination proceedings may be initiated by NEPOOL. If actual NEPOOL Charges exceed those anticipated, the Participant must obtain a substitute letter of credit that equals the actual NEPOOL Charges.

     The form, substance, and provider of the letter of credit must all be acceptable to NEPOOL. The letter of credit should clearly state the full names of the "Issuer," "Account Party" and "Beneficiary" (NEPOOL), the dollar amount available for drawings, and should include a statement required on the drawing certificate and other terms and conditions that should apply. It should also specify that funds will be disbursed, in accordance with the instructions, within one (1) business day after due presentation of the drawing certificate. The bank issuing the letter of credit must have a minimum corporate debt rating of an "A-" by Standard & Poor's, or "A3" by Moody's, or "A-" by Duff & Phelps, or "A-" by Fitch, or an equivalent short term debt rating by one of these agencies.

     Please refer to Attachment 1, which provides an example of a generally acceptable sample "clean" letter of credit. All costs associated with obtaining financial security and meeting the Policy provisions are the responsibility of the Applicant or Participant.

     The requirement to continue to provide a letter of credit may be reviewed by NEPOOL after one year. Consideration will be given to replacing the letter of credit with a corporate guaranty if certain conditions are met, as discussed below in the Corporate Guaranty section.

     PERFORMANCE BOND
     A performance bond complying with the requirements set forth herein provides an acceptable form of financial assurance to NEPOOL. The penal sum of such performance bond shall be in an amount equal to the full value of the Financial Assurance Requirement based on actual or anticipated NEPOOL charges, as determined by NEPOOL, and shall automatically be adjusted to reflect any adjustment in such Financial Assurance Requirement. The bond shall permit suit thereunder until two years after the date that all of the Applicant's or Participant's obligations to NEPOOL expire.

     If the amount of penal sum of the performance bond available to NEPOOL falls below the required level because of a payment thereon, it must be increased to the required level immediately; otherwise, termination proceedings may be initiated by NEPOOL. If actual NEPOOL Charges exceed those anticipated, the Participant must either cause the penal sum of such performance bond to be increased accordingly or must obtain a substitute performance bond in the appropriate amount.

     The form, substance and provider of the performance bond must be acceptable to NEPOOL. The performance bond should clearly state the full names of the "Principal," the "Surety" and the "Obligee" (NEPOOL) and the penal sum and should include a clear statement that the surety will promptly and faithfully perform the Participant's obligations to NEPOOL if the Participant fails to do so. The insurance company issuing the performance bond must be rated "A" or better by A.M. Best & Co.

     Please refer to Attachment 2, which provides an example of a generally acceptable sample performance bond. All costs associated with obtaining financial security and meeting the Policy provisions, including without limitation the cost of the premiums for such performance bond, are the responsibility of the Applicant or Participant.

     The requirement to continue to provide a performance bond may be reviewed by NEPOOL after one year. Consideration will given to replacing the performance bond with a corporate guaranty if certain conditions are met, as discussed below in the Corporate Guaranty section.

     WEEKLY PAYMENTS
     A Participant that does not satisfy the rating requirement may request that, in lieu of providing one of the additional financial assurances set forth above, a weekly billing schedule be implemented for it. NEPOOL may, in its discretion, agree to such a request.

     If NEPOOL agrees to implement a weekly billing schedule for a Participant, the Participant shall be billed weekly in arrears on an estimated basis for all amounts owed to NEPOOL and the System Operator for the week, with an adjustment for each month as part of the regular NEPOOL monthly billing to reflect any under or over collection for the month. The Participant shall be obligated to pay each such weekly bill within five business days after it is received.

     If a weekly billing schedule is implemented for a Participant in lieu of requiring the Participant to provide an additional financial assurance, the Participant may be required to provide an additional financial assurance at any time if the Participant fails to pay when due any weekly bill.

     USE OF TRANSACTION SETOFFS
     Under certain conditions, NEPOOL may be obligated to make payments to a Participant. In this event, the amount of the cash deposit, letter of credit or performance bond required for financial assurance for the contemplated transactions may be reduced ("setoff") by an amount equal to NEPOOL's unpaid balance or expected billing under the other transactions. The terms and the amount of the setoff must be approved by NEPOOL.

     CORPORATE GUARANTY
     An unconditional and irrevocable corporate guaranty obtained from a Participant's affiliated company ("Guarantor") for the full value of the Financial Assurance Requirement based on actual or anticipated NEPOOL Charges, as determined by NEPOOL, may provide an acceptable form of financial assurance to NEPOOL.

     If actual NEPOOL Charges exceed those anticipated, the Participant must provide a substitute corporate guaranty that equals the actual NEPOOL Charges.

     A Participant for which a letter of credit, performance bond or cash deposit was initially required may have the opportunity to substitute a corporate guaranty if the following conditions are met:

     1. NEPOOL determines that the Participant has satisfactorily met its payment obligations in NEPOOL for at least one-year, which one-year period may in whole or in part pre-date the Second Effective Date;

     2. NEPOOL determines that the financial condition of the Guarantor meets the requirements of this Policy; and

     3. The form and substance of the corporate guaranty are acceptable to NEPOOL.

Upon NEPOOL's written authorization, the Participant may substitute a corporate guaranty that is issued by the Guarantor for a cash deposit, bank letter of credit or performance bond when it has satisfied the conditions stipulated above. The corporate guaranty is considered to be a lesser form of financial assurance than a cash deposit, letter of credit or performance bond, and therefore is allowed as an acceptable form of financial assurance only to those Participants that have satisfied their payment obligations to NEPOOL in a timely manner for at least one year.

The corporate guaranty may only be used if the Participant is affiliated with a Guarantor that has greater financial assets, a strong balance sheet and income statements, and at minimum an investment grade rating by either Standard & Poor's, Moody's, Duff & Phelps, or Fitch.

The corporate guaranty should clearly state the identities of the "Guarantor," "Beneficiary" and "Obligor," and the relationship between the Guarantor and the Participant Obligor. The corporate guaranty must be duly authorized by the Guarantor, must be signed by an officer of the Guarantor, and must be furnished with either an opinion satisfactory to NEPOOL of the Guarantor's counsel with respect to the enforceability of the guaranty or accompanied by a certificate of corporate guarantee that includes a seal of the corporation with signature of the corporate secretary. Additionally, adequate documentation regarding the signature authority of the person signing the corporate guaranty must be provided with the corporate guaranty.

A corporate guaranty must also obligate the Guarantor to submit at least annually a current rating agency report promptly upon its issuance, to submit 8-K Reports promptly upon their issuance, to submit financial reports if and as requested by NEPOOL within ten (10) days of such request, and to inform NEPOOL in writing within ten (10) business days of any material change in its financial status. A material change in financial status includes, but is not limited to, the following: a downgrade of long or short term debt by a major rating agency, being placed on credit watch with negative implication by a major rating agency, a bankruptcy filing, insolvency, a report of a significant quarterly loss or decline of earnings, the resignation of key officer(s), and/or the filing of a material lawsuit that could materially adversely impact current or future financial results. A Guarantor's failure to provide this information may result in proceedings by NEPOOL to terminate the Participant Obligor. If there is a material adverse change in the financial condition of the Guarantor, NEPOOL may require the Participant Obligor to provide another form of financial assurance, either a cash deposit or a letter of credit or a performance bond.

NON-PAYMENT OF AMOUNTS DUE
If a Participant does not pay amounts billed when due and as a result a letter of credit or cash deposit is drawn down or a performance bond is paid on, then the Participant must immediately replenish the letter of credit or cash deposit to the required amount or cause the penal sum of the performance bond to be increased to equal the required amount plus all amounts paid thereunder. If a Participant fails to do so, NEPOOL may initiate termination proceedings against the Participant in accordance with the procedure set forth in Section 21.2(d) of the Restated NEPOOL Agreement.

In order to encourage prompt payment by Participants of amounts owed to NEPOOL and the ISO, if a Participant is delinquent two or more times within any period of twelve months in paying on time its NEPOOL Charges, the Participant shall pay, in addition to interest on each late payment, a late payment charge for its second failure to pay on time, and for each subsequent failure to pay on time, within the same twelve-month period, in an amount equal to the greater of (i) two percent (2%) of the total amount of such late payment and (ii) $250.00.

In the case of a former Participant that applies again for membership in NEPOOL, a determination of delinquency shall be based on the Participant's history of payment of its NEPOOL Charges in its last twelve (12) months of membership.


**FOOTNOTES**

1    The System Operator will act as NEPOOL's agent in managing and enforcing this Policy with the exception of termination of membership issues, which are specifically reserved to the NEPOOL Participants and will be addressed by the NEPOOL Executive Committee Membership Subcommittee, subject to appeal to the Management Committee. Accordingly, all financial information required pursuant to this Policy is to be provided to the System Operator, which will keep all such information confidential in accordance with the provisions of Section 2 of NEPOOL Criteria, Rules and Standards No. 45.

                           ATTACHMENT D

                              RULE 13
                Imposition of Sanctions by the ISO


13.1 Purpose.

     (a)  This Rule sets forth the procedures and standards under which the

ISO can impose sanctions for certain violations of Participants'

obligations under the NEPOOL Agreement, the Interim Independent System

Operator Agreement dated July 1, 1997 between the Participants and the ISO

(as amended and supplemented, the "ISO Agreement"), the NEPOOL Tariff and

NEPOOL Rules (collectively, "Participant Obligations").  The NEPOOL Rules embody procedures and standards of conduct that are intended to assure

Short-Term Reliability and the competitiveness and efficiency of the markets.  The ISO's ability to impose sanctions under this rule is intended to deter noncompliance by Participants with Participant Obligations that

(i) materially impairs or threatens to materially impair Short-Term

Reliability, (ii) materially impairs or threatens to materially impair the competitiveness or efficiency of the markets, (iii) involves unexcused failure to follow certain ISO instructions, or (iv) involves unexcused failure to provide to the ISO in certain circumstances accurate and timely information required and requested by the ISO.

     (b)  When in the course of the conduct of system operations or its normal monitoring of the competitiveness and efficiency of the markets, the

ISO identifies potentially Sanctionable Behavior, the ISO will make inquiry of the Participant, express the ISO's concerns and allow the Participant to explain its actions and the circumstances.  If, following its inquiry, the

ISO reasonably concludes that the actions constitute Sanctionable Behavior,

it may (but is not required to) impose sanctions pursuant to this Rule.

     (c)  If the NEPOOL Rules are inadequate to assure Short-Term

Reliability and the efficiency and competitiveness of markets, the ISO is authorized, with the Regional Market Operations Committee or unilaterally to the extent permitted under the ISO Agreement, to promulgate new or changed rules to address the problem.  The sanctions set forth in this Rule are intended to assure compliance by the Participants with NEPOOL Rules from time to time in effect, and are not a substitute for the appropriate modification of NEPOOL Rules.  Where a NEPOOL Rule is ambiguous, it is expected that the ISO will seek clarification of the rule, and will not impose sanctions on behavior that a Participant could reasonably believe was in compliance with Participant Obligations.  Behavior not constituting a violation by a Participant of its Participant Obligations, and not

otherwise specifically made subject to sanction by another rule, is not

Sanctionable Behavior under this Rule.

     (d)  It is an objective of the NEPOOL Agreement to provide for equitable sharing of the responsibilities, benefits and costs resulting from the establishment of markets and the maintenance of proper standards of reliability for the NEPOOL Control Area.  Each Participant is entitled to expect performance by other Participants of their Participant

Obligations.  Pursuant to the ISO Agreement, and with the approval of the

FERC, the Participants have delegated to the ISO certain authority to interpret and implement the NEPOOL Rules on behalf of the Participants.

This Rule is intended to create an efficient deterrent to noncompliance by

Participants of their Participant Obligations.  The ISO will not impose sanctions if it believes that the consequences of Sanctionable Behavior in the markets are a sufficient deterrent.

     (e)  In order for this Rule to be an effective deterrent, the application by the ISO of this Rule must be consistent and non-

discriminatory.

     (f)  This Rule is not intended to sanction any failure by a

Participant to perform any Participant Obligation which occurs notwithstanding the good faith efforts of the Participants to perform.

Neither this Rule nor the ISO's failure to impose sanctions is intended to excuse performance by Participants of Participant Obligations.

     (g)  The remaining provisions of this Rule shall be interpreted and applied consistently with this Section 13.l.

13.2 Definitions.

     13.2.1 Each of the following capitalized terms used in this Rule has the meaning given to it in Section 1.1 of Market Rule 1 (Market Information):

               Automatic Low Limit
               Desired Dispatch Point
               Dispatchable Load
               Generator
               High Operating Limit
               Installed Capability
               Load Available for Interruption
               NEPOOL Control Area
               Operable Capability
               Operable Capability Entitlement
               Operating Reserve
               Participant
               Redeclaration
               Scheduled Dispatch Period
               Settlement
               Settlement Period
               TMSR or Ten-Minute Spinning Reserve
               TMNSR or Ten-Minute Non-Spinning Reserve
               TMOR or Thirty-Minute Operating Reserve


     13.2.2    Each of the following capitalized terms used in this Rule is defined as set forth below:

          (a) ADR and alternate dispute resolution means the dispute resolution process described in Section 13.7 or a substitute process referred to in Section 13.7.7.

          (b) ADR Neutral means a person selected and serving pursuant to Subsection 13.7.6.3.

          (c) Administrative Sanction has the meaning set forth in paragraph 13.5.1(b).

          (d) Affiliate means, with respect to any person or entity, a person or entity that controls, is controlled by, or is under common control with such person or entity.

          (e) Bid has the meaning set forth in Market Rule 3 (Bidding Process) or any successor Rule thereto.

          (f) Bid Parameter has the meaning set forth in Market Rule 14 (Resource Performance Monitoring) and any successor Rule thereto.

          (g)  FERC means the Federal Energy Regulatory Commission.

          (h) Force Majeure means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment not due to lack of proper care or maintenance, any order, regulation or restriction imposed by a court or governmental military or lawfully established civilian authorities, or any other cause or condition beyond a party's reasonable control.

          (i)  Formal Warning has the meaning set forth in paragraph
               13.5.l(a).

          (j) Formula-Based Sanctions has the meaning set forth in paragraph 13.5.l(c).

          (k) Good Utility Practice means any practice, method, or act engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any practice, method, or act which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not limited to a single, optimum practice, method or act to the exclusion of others, but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.

          (l) ISO Tariff means the ISO New England Inc. FERC Tariff for Transmission Dispatch and Power Administration Service.

          (m) NEPOOL Agreement means the Restated New England Power Pool Agreement as restated as of December 1, 1996 among the Participants, as amended from time to time.

          (n) Market Rule means any one of the Market Rules & Procedures adopted by NEPOOL to govern the operation of the NEPOOL markets for energy, reserves and capability, as amended from time to time.

          (o) NEPOOL Rules and Rules mean all NEPOOL rules, including the Market Rules and the System Rules and Procedures (as defined in the ISO Agreement).

          (p) NEPOOL Tariff means the NEPOOL Open Access Transmission Tariff, as amended from time to time.

          (q) Participant Obligations has the meaning set forth in paragraph 13.l(a).

          (r) Resource has the meaning set forth in Market Rule 14 (Resource Performance Monitoring) or any successor Rule thereto.

          (s)  Sanctionable Behavior has the meaning set forth in Section
               13.4.

          (t) Short-Term Reliability means real-time preservation of system security of the NEPOOL Control Area while minimizing involuntary load shedding for the current Scheduled Dispatch Period or at any time during the next two weeks.

          (u) System Emergency means any period (i) during which the ISO is taking actions to preserve Short-Term Reliability under NEPEX Operating Procedure No. 4 (Action During a Capacity Deficiency) (actions 9 through 15), or NEPEX Operating Procedure No. 7 (Action in an Emergency), or NEPEX Operating Procedure No. 14 (Action During Extremely Light Load Conditions) or to preserve transmission security under emergency conditions pursuant to CRS 19 (Transmission Operations) or any successor Rules thereto or any new emergency Rule whether the NEPOOL emergency condition is a result of a response to conditions in the NEPOOL Control Area or another control area. When the need to take emergency action is confined to a portion of the NEPOOL Control Area, and there is no system-wide emergency, behavior of a Participant with respect to Resources located in the affected area will be considered as occurring during a System Emergency.

          (v)  Voting Shares has the meaning set forth in the NEPOOL
               Agreement.

13.3 Application of Sanctions.

     13.3.1 General Rule.

            The ISO may impose sanctions on any Participant that directly engages in Sanctionable Behavior.

     13.3.2 Control of Resources.

            With respect to a Resource, sanctions may be imposed on the

Participant with operating control of the Resource or Bid authority for the

Resource, as appropriate.  A Participant that has Bid authority with respect to a Resource as to which its non-Participant Affiliate has operating control will be deemed to have operating control of such Resource for purposes of this rule.  An Entitlement that does not provide a right to operating control or Bid authority for a Resource shall not serve as a basis for imposition of sanctions except as set forth in Section 13.3.3.

     13.3.3 Special Rule for Contract Rights.

            With respect to (i) a Resource that is a contract

Entitlement for a Generator or Type 3 or 4 Dispatchable Load within the

NEPOOL Control Area that is not subject to the operating control of a

Participant or (ii) a Resource that is an External Contract:

                    (a)  The Participant with Bid authority for such a

Resource is entitled to rely in good faith on Bid Parameters and information as to Resource availability, capability and operating conditions supplied by the person with operating control of the Resource unless the Participant knew, or would have known if it had exercised the degree of diligence required by Good Utility Practice, that such Bid

Parameters or information as to Resource availability, capability and operating condition were inaccurate.

                    (b)  A Participant that, 30 days or more after this

Rule is submitted to the FERC, enters into a contract or new transaction under an existing service agreement which is structured in a way that provides such Participant Bid authority for such a Resource shall include in such contract or a supplement thereto the language with respect to contracts of the type entered into set forth in Appendix B to this Rule.

                    (c)  The Participant with Bid authority for such a

Resource shall use its reasonable efforts to ensure operation of such

Resource in accordance with NEPOOL Rules, consistent with its rights under its contract.  The Participant with Bid authority shall be subject to sanction as if it were the Participant with operating control of such

Resource if (i) the person with operating control is not a Participant and engages in conduct that would be sanctionable if such person were a

Participant and (ii) the Participant with Bid authority fails to use reasonable efforts, consistent with its rights under its contract, to prevent operation that would otherwise be sanctionable.

     13.3.4 Transmission Facilities.

            To the extent identified in this Rule, a Participant with

operating control of transmission facilities may be subject to sanction with respect to operation of such facilities.

13.4  Sanctionable Behavior.

      An act or omission described in any of Sections 13.4.l.1 through

13.4.1.3, 13.4.2.1 through 13.4.2.3, 13.4.3.1 through 13.4.4.5 and 13.4.5

(any such act or omission being referred to as "Sanctionable Behavior") is subject to sanction under this Rule pursuant to the process and subject to the standards, exclusions and evaluative factors set forth in Sections 13.4 through 13.6.

     13.4.1 Failure to Perform in Markets.

          13.4.1.1  Failure to Provide Energy.

                    Failure to provide Energy means (i) a shortfall, by

          more than the permitted deviation provided for in Appendix 14-A to Market Rule 14, in attaining within the time intervals

          provided in Appendix 14-A to Market Rule 14, in response to instructions from the ISO, a Generator's High Operating Limit Bid

          Parameter, or (ii) a shortfall, as measured in a manner

          consistent with Appendix 14-K to Market Rule 14, by more than the permitted deviation provided for in Appendix 14-K to Market Rule

          14, in attaining, in response to instruction from the ISO, a Type

          3 or 4 Dispatchable Load's Load Available for Interruption Bid

          Parameter that, in either case, is intentional and is not excused under the provisions of Subsection 13.4.1.4 or 13.4.1.5 or

          Section 13.4.6.

          13.4.1.2  Failure to Provide Services.

                    Failure to provide services means a failure, in

          response to instructions from the ISO (i) to begin to move a

          Resource that is on line and operating at or above its Low

          Operating Limit to a new Desired Dispatch Point within the time limit specified in Appendix 14-I to Market Rule 14, or (ii) to provide AGC by failing, by more than the permitted deviation provided for in Appendix 14-C to Market Rule 14, to attain within the intervals provided for in Appendix 14-C to Market Rule 14, a

          Resource's Automatic Low Limit or its Automatic High Limit in

          response to AGC signals or by failing to provide AGC Services in response to AGC signals at the Automatic Response Rate by more than the permitted deviation and within the intervals provided for in Appendix 14-D to Market Rule 14 that, in either case, is intentional and is not excused under the provisions of Subsection

          13.4.1.4 or 13.4.1.5 or Section 13.4.6.

          13.4.1.3  Failure to Respond to Dispatch Instructions.

                    Failure to Respond to Dispatch Instructions means a

          departure, by more than the permitted deviation provided for in the applicable Appendix to Rule 14, in meeting, in response to instructions from the ISO, the operating response Bid Parameter time for a Resource (i) in starting up a Generator, (ii) in shutting down a Generator, (iii) in interrupting a Type 3 or 4

          Dispatchable Load or (iv) in turning on a Type 3 or 4

          Dispatchable Load that, in each case, is intentional and is not excused under the provisions of Subsection 13.4.1.4 or  13.4.1.5 or Section 13.4.6.

          13.4.1.4  Relationship to Rule 14.

                    (a) Failure to perform in markets may be determined

          based on Market Rule 14 audits or on other suitable information available to the ISO.

                    (b) Failure to perform in markets is not subject to

          sanction if a Participant makes a timely Redeclaration as

          permitted under Market Rule 14 and performs in accordance with such Redeclaration, but if a Participant's Redeclaration

          constitutes a misrepresentation of a Resource's ability to perform, this may be subject to sanction under Section 13.4.2.

          13.4.1.5 Other Facility Failures Excluded.

                   Failure to perform in markets does not include the

          effect of any failure or other unavailability of transmission,

          distribution or communications facilities so long as such failure or other unavailability is outside the reasonable control of the

          Participant.

     13.4.2 Inaccurate Bid or Operating Information.

          13.4.2.1 Understatement of High Operating Limit.

                   (a) Understatement of High Operating Limit means the

          submission of a High Operating Limit Bid Parameter, including any

          Redeclaration of the High Operating Limit, in circumstances where the Participant knew or should have known that the Resource could currently attain a High Operating Limit consistent with Good

          Utility Practice that is at least five percent (or 25 MW,

          whichever is less) greater than the High Operating Limit Bid

          Parameter submitted by the Participant, and which submission is not excused under the provisions of paragraph (b) of this

          Subsection or Subsection 13.4.2.4 or 13.4.2.5 or Section 13.4.6.

                    (b)  The ability of a Resource to perform for short

          periods during System Emergencies may vary from the long-run performance to be expected in accordance with Good Utility

          Practice.  The demonstration that a  Resource is capable of higher output on a short-term basis during System Emergencies shall not be evidence of the Resource's long-run performance.

          13.4.2.2  Misrepresentation Regarding Operating Conditions.

                    A misrepresentation regarding operating conditions

          means the making by a Participant of any statement to the ISO regarding inability or restricted ability of its Resource to perform, or the unavailability or restricted availability of its transmission facilities, including any statement as to the existence of a forced outage, Force Majeure or System Emergency affecting its facilities, in circumstances where the Participant knew or should have known the statement to be materially

          inaccurate and such misrepresentation is not excused under the provisions of Subsection 13.4.2.4 or 13.4.2.5 or Section 13.4.6.

          13.4.2.3  Misrepresentation of Resource Availability.

                    Misrepresentation with respect to Resource availability

          means (i) a failure by a Participant to advise the ISO as soon as reasonably practical that a Resource or Type 3 or 4 Dispatchable

          Load which the Participant has Bid for Operating Reserve could not respond upon request in accordance with the Bid Parameters submitted by the Participant for TMSR, TMNSR, or TMOR, in

          circumstances where the Participant knew or should have known such Resource's inability to respond, unless such failure is excused under the provisions of Subsection 13.4.2.4 or 13.4.2.5 or Section 13.4.6, or (ii) a failure by a Participant to advise the ISO as soon as reasonably practical that one or more of its

          Resources for which the Participant will receive credit or a payment for an hour is not available, in whole or in part, and therefore does not meet the criteria for an Operable Capability

          Entitlement in circumstances where the Participant knew or should have known that such Resource or Resources fail to meet Operable

          Capability criteria unless such failure to meet Operable

          Capability criteria is excused under the provisions of Subsection

          13.4.2.4 or 13.4.2.5 or Section 13.4.6.

          13.4.2.4  Excuse for Good Faith Description.

                    (a)  Resource performance and availability are subject

          to, among other factors, climatic variations and emissions,

          license and other limitations.  A good faith effort to describe in a Bid the technical abilities of equipment in expected

          operating conditions is not subject to sanction if actual

          operating conditions vary.  However, a Participant is still expected to provide an appropriate Redeclaration if operating conditions vary materially from an applicable Bid.

                    (b) A Participant shall be deemed to have satisfied its

          obligation to deliver accurate information as to operating conditions or Resource availability if it had made a good faith effort to supply accurate, responsive information; inadvertent errors or omissions shall not be Sanctionable Behavior.

          13.4.2.5  Certain Economic Decisions Excused.

                    Participants may make decisions affecting the

          availability of a Resource for reasons relating to the economics of operating that Resource.  Such decisions may include, but are not limited to, sale of gas available to the Participant as fuel for such Resource, reducing output temporarily to defer

          maintenance in response to unanticipated operating difficulties or refueling, or shutting down a Resource during a period when the Participant does not reasonably expect the Resource-specific

          NEPOOL market revenues to justify operation of the Resource in that period.  For such decisions, the Participant shall not be subject to sanction under Subsection 13.4.2.1 or 13.4.2.2 so long as it provides to the ISO timely information that accurately describes the nature of the Participant's decision and result of such decision on the performance of such Resource and otherwise acts in accordance with the applicable provisions of NEPOOL

          Operating Procedure 5 (Unit Outages) or any other rule that provides for the coordination required to minimize the impact of

          Resource unavailability on Short-Term Reliability, including obtaining permission to the extent required by Operating

          Procedure 5 or such other rule.  It is not the intent of this

          Subsection's reference to Operating Procedure 5 or other rules to require a Participant to provide services from all or a portion of a Resource where the Resource-specific NEPOOL market revenues derived from the provision of such service do not justify the associated operating costs or lost opportunity costs of providing such service from such Resource.  It is also not the intent of this Subsection to provide a basis for a Participant to

          circumvent the Market Power Mitigation Rule or any other NEPOOL

          Rule.

     13.4.3 Failure to Follow ISO Instructions.

          13.4.3.1  Failure to Follow Scheduling Procedures.

                    Failure to comply with applicable NEPOOL Rules for

          scheduling or rescheduling Resource maintenance, including failure to follow an established schedule without rescheduling,

          which failure is intentional on the part of the Participant and is not excused under the provisions of Section 13.4.6.

          13.4.3.2  Failure to Follow Transmission Instructions.

                    Failure to follow transmission instructions means (i)

          failure to follow routine ISO transmission dispatch instructions,

          or (ii) failure to follow ISO operating instructions during a

          System Emergency with respect to transmission facilities or (iii)

          failure to comply with applicable NEPOOL Rules for scheduling or rescheduling transmission maintenance, including failure to follow an established schedule without rescheduling, which failure, in any such case, is intentional on the part of the

          Participant and is not excused under the provisions of Section

          13.4.6.

     13.4.4 Failure to Provide Information.

          13.4.4.1  Routine Reports.

                    Failure to provide timely, accurate routine scheduled

          reports, which is not excused by Subsection 13.4.4.6 or Section

          13.4.6.

          13.4.4.2  Emergencies or System Disturbances.

                    Failure to provide timely, accurate information in

          response to ISO inquiries about System Emergencies or

          disturbances in the NEPOOL Control Area, which is not excused by

          Subsection 13.4.4.6(b) or Section 13.4.6.

          13.4.4.3  Special Information Requests.

                    Failure by a Participant to meet an agreed schedule to

          provide information that the ISO needs to perform its obligations under the ISO Agreement, for purposes other than current

          operations, that is not contained in routine scheduled reports,

          or to work in good faith to establish such a schedule that is reasonable based on the complexity of the information request and the urgency of the ISO's need for the information that, in either case, is not excused by Subsection 13.4.4.6 or Section 13.4.6.

          13.4.4.4  Market Settlement Information.

                    Failure to provide timely or accurate billing or

          metering information or similar information used in Settlement,

          which is not excused by Subsection 13.4.4.6(b) or Section 13.4.6.


          13.4.4.5  Resource Information

                    Failure to provide, in response to an ISO inquiry,

          pertinent information that a Participant knew or should have known about the ability of its Resource to perform, which failure is not excused under the provisions of Subsection 13.4.4.6(b) or

          Section 13.4.6.

          13.4.4.6  Timeliness and Accuracy.

                    (a) If a Participant, for good cause, requests an

          extension of time to deliver information subject to a routine scheduled report or a special information request, the ISO shall grant a reasonable extension, and failure to provide information by the original delivery date shall not be Sanctionable Behavior.

                    (b) A Participant shall be deemed to have satisfied its

          obligation to deliver accurate information if it has made a good faith effort to supply accurate, responsive information;

          inadvertent errors or omissions shall not be Sanctionable

          Behavior.

     13.4.5 Relationship with and Failure to Comply with Market Mitigation

Rule

               (a)  Certain Participant conduct may be both Sanctionable

Behavior and among the Participant actions identified by the ISO as a basis for imposing a mitigation remedy under the Market Power Mitigation Rule.

Provided that the ISO makes the necessary findings and follows the applicable procedures under this Rule, the ISO may impose sanctions under this Rule for Sanctionable Behavior without regard to whether the ISO also imposes or seeks to impose any mitigation remedy on the Participant for the same conduct under the Market Power Mitigation Rule.  In addition, provided that the ISO makes the necessary findings and follows the applicable procedures under the Market Power Mitigation Rule, the ISO may impose one or more mitigation remedies under the Market Power Mitigation Rule without regard to whether the ISO seeks to impose or imposes sanctions under this

Rule for Sanctionable Behavior that forms the basis for a mitigation remedy.

               (b)  To the extent that compliance with a Market Power

Mitigation Rule remedy requires specific actions by a Participant, and such mitigation remedy is not currently the subject of ADR review under that

Rule and has not been removed as the result of ADR review, the ISO may sanction a Participant under this Rule for a failure by that Participant to comply with such mitigation remedy whether or not such failure is intentional, unless such failure is excused under the provisions of Section

13.4.6.

     13.4.6 Certain Behavior Excused.

          13.4.6.1  Force Majeure.

                    No failure by a Participant to perform Participant

          Obligations shall be Sanctionable Behavior to the extent and for the period that the Participant's inability to perform is caused by an event or condition of Force Majeure affecting the

          Participant; provided that the Participant gives notice to the

          ISO of the event or condition as promptly as possible after it knows of the event or condition and makes all reasonable efforts to cure, mitigate or remedy the effects of the Force Majeure event or condition.



          13.4.6.2  Safety, Licensing or Other Requirements.

                    No failure by a Participant to perform Participant

          Obligations shall be Sanctionable Behavior if the Participant is acting in good faith to preserve the safety of persons or the safety or integrity of equipment subject to Dispatch Instructions or to comply with facility licensing, environmental or other requirements of law.

          13.4.6.3  Emergencies.

                    No failure by a Participant to perform Participant

          Obligations shall be Sanctionable Behavior if the Participant is acting in good faith and consistent with Good Utility Practice to preserve system reliability in a System Emergency or other system disturbance; provided that a Participant shall not override direct ISO instructions except in cases described in Subsection

          13.4.6.2.

          13.4.6.4  Conflicting Directives.

                    To the extent that any action or omission by a

          Participant is specifically required by the NEPOOL Rules or by

          ISO instructions, such action or omission shall not be

          Sanctionable Behavior.

          13.4.6.5  Time Limitation.

                    No failure by a Participant to perform Participant

          Obligations shall be subject to sanction if the Participant's failure occurred more than six months prior to the ISO providing written notice to the Participant pursuant to Section 13.6.1 of the ISO's belief that such failure may constitute Sanctionable

          Behavior.

     13.4.7 Interpretation.

          13.4.7.1  Intent.

                    Where any subsection of Section 13.4 requires that

          behavior be intentional to constitute Sanctionable Behavior, the

          ISO may make a finding that behavior is intentional if it finds

          (i) direct evidence of intent, (ii) evidence of reckless

          endangerment of Short-Term Reliability or (iii) evidence of a pattern of unexcused behavior or circumstances from which the ISO may reasonably infer that the behavior was intentional.  In making an inference as to intent pursuant to clause (iii) above,

          the ISO shall consider the financial benefits or detriments to the Participant of its behavior and the adequacy of any

          alternative explanation provided by the Participant for its behavior.  Actions taken by a Participant in good faith shall not be viewed as part of a pattern of unexcused behavior or otherwise serve as the basis of a finding of intent.  The ISO shall also consider the degree to which the Participant's behavior

          materially impaired or threatened to materially impair Short-Term

          Reliability or the competitiveness or efficiency of the markets and shall not infer intent pursuant to clause (iii) above unless the ISO finds that the Participant's behavior materially impaired or threatened to materially impair Short-Term Reliability or the competitiveness or efficiency of the markets.  Small variations from permitted deviations or specified time limits provided in the applicable Appendices to Rule 14 shall be presumed to be inadvertent unless there is specific evidence to the contrary.

          Behavior that would materially impair Short-Term Reliability or the competitiveness or efficiency of the markets if it were engaged in on a widespread basis by other Participants to the same degree and at the same time as by the Participant engaging in the behavior, shall be deemed to threaten to materially impair

          Short-Term Reliability or the competitiveness or efficiency of the markets, as the case may be.

          13.4.7.2  Knowledge.

                    Where any subsection of Section 13.4 requires that the

          ISO determine that a Participant "knew or should have known"

          particular information as an element of a determination that

          Sanctionable Behavior has occurred, the ISO may only make a finding based on evidence that the Participant's operating personnel, other persons responsible for communicating such information to the ISO, or management personnel supervising such persons (i) knew the relevant information, (ii) had the relevant information readily available to them in normal control room displays or operating records or (iii) failed to obtain the relevant information, and such information was readily available to them from third parties, but only to the extent that failure to obtain such third-party information constitutes reckless endangerment of Short-Term Reliability.  Failure of a Resource to

          attain one or more Bid Parameters on one or more occasions does not constitute evidence that a Participant knew or should have known that the Resource could not subsequently attain such Bid

          Parameters.  The ISO may consider a Participant's efforts (or lack of efforts) to investigate a Resource's failure to perform,

          its efforts to correct any deficiencies and the Participant's conclusions as to whether they have been corrected.  Failure to obtain information that is readily available as described in clauses (ii) or (iii) above is excused during the continuance of the circumstances described in Sections 13.4.6.1 through

          13.4.6.3.

13.5 Sanctions.

     13.5.1    Amount and Nature.

               Appendix A to this Rule sets forth the maximum applicable

sanctions with respect to each category of Sanctionable Behavior set forth in Section 13.4 subject to potential increase under Section 13.5.3 in certain circumstances.  In most cases the ISO may impose three categories of sanctions:

          (a)  FORMAL WARNING.  A Formal Warning consists of written notification from the ISO to a Participant stating that Sanctionable

Behavior has occurred and directing the Participant not to engage in further Sanctionable Behavior.

          (b)  ADMINISTRATIVE SANCTIONS.  Administrative Sanctions consist of fixed, per-event monetary charges set forth in Appendix A imposed on

Sanctionable Behavior.

          (c)  FORMULA-BASED SANCTIONS.  Formula-Based Sanctions are

monetary charges determined by a formula set forth in Appendix A imposed on

Sanctionable Behavior.

          In imposing an Administrative Sanction or a Formula-Based

Sanction, the ISO may impose the sanction in a lesser amount than that specified in Appendix A if it determines that the lesser amount will have a sufficient deterrent effect.

     13.5.2    Cumulative Effect.

          (a)  Sanctions imposed under this Rule are in addition to (i) any consequences for Settlement set forth in Rule 14 and (ii) any mitigation remedies available to the ISO under the Market Power Mitigation Rule.

          (b)  The ISO may impose both an Administrative Sanction and a

Formula-Based Sanction with respect to the same Sanctionable Behavior if it believes both sanctions are necessary for appropriate deterrence.

          (c)  If a single event is sanctionable under two different sections or subsections of this Rule, the ISO may only impose a sanction under one of such sections or subsections; provided that if an event is sanctionable under one or more sections or subsections and is also sanctionable under Section 13.4.5, the ISO may impose Administrative

Sanctions under Section 13.4.5 and a sanction under one other section or subsection.  For purposes of this Rule an "event" means the facts and circumstances constituting a single occurrence of behavior, or multiple occurrences of the same sanctionable behavior within a day, sanctionable under this rule.  While the ISO may review a pattern of behavior, for example, to make a finding of intent under Subsection 13.4.7.1, the pattern of behavior may consist of multiple events, each one of which is subject to sanction once a finding of intent is made.  With respect to operating behavior, an event relates to a single operating action.  For example, if the ISO gives an instruction to ramp up a Resource and the Participant fails to ramp up, that failure is a single event even if it continues over several hours and despite repeated instructions.  However, providing inaccurate information about the Resource to the ISO in response to questions about the failure to ramp up is a separate event as is failure of the same Resource to ramp down later in the day.  Failure to provide information relates to a particular report or a particular request for information, and separate inaccuracies in the same report or in response to the same information request are not separate events.

     13.5.3    Increased Sanctions.

               The ISO may increase Administrative Sanctions and Formula-

Based Sanctions to an amount up to triple the base amount of the sanction in the following circumstances:

          (a)  If Sanctionable Behavior occurs during a System Emergency; or

          (b)  If the ISO determines that the Sanctionable Behavior is part of a continuing pattern of Sanctionable Behavior for which one or more monetary sanctions have previously been imposed upon the Participant; or

          (c)  If the Sanctionable Behavior is a failure by a Participant to comply with any market mitigation remedy the ISO has imposed on such

Participant pursuant to the Market Power Mitigation Rule that is not currently the subject of ADR review under that Rule and has not been removed as the result of such ADR review.

     13.5.4    Costs.

               In addition to applicable sanctions, if a monetary sanction is imposed, the ISO may charge to the sanctioned Participant the reasonable costs of the ISO's investigation of the Sanctionable Behavior.  Such costs will be payable after the deadline for requesting ADR has passed and any requested ADR proceedings are complete and the ADR decision in any such proceeding sustains the imposition of a monetary sanction.

     13.5.5    Disclosure.

               Except as provided in this Section 13.5.5, the ISO will not disclose the imposition of particular sanctions on a particular

Participant, but will make periodic reports of sanctions imposed and the

Sanctionable Behavior upon which such sanctions were imposed that do not identify Participants by name or provide a basis for identifying such

Participants.  However, the ISO may make disclosure of monetary sanctions imposed on a particular Participant if in the ISO's judgment such disclosure is warranted by the nature of the Sanctionable Behavior and monetary sanctions previously imposed on the Participant have been unsuccessful in deterring repeated Sanctionable Behavior.  The ISO shall notify the Participant before making disclosure, and the Participant shall be entitled to obtain ADR review of the proposed disclosure.  No disclosure of a monetary sanction will be made until after the deadlines for requesting ADR with respect to the sanction and proposed disclosure have passed and any requested ADR proceedings are complete and the ADR decision sustains the ISO's actions.

13.6 Process for Imposing Sanctions.

     13.6.1    Observation and Communication.

               If, in the conduct of system operations or Settlement, in

auditing Resource performance under Rule 14, in making inquiry of

Participants about operating problems, in monitoring the competitiveness and efficiency of the markets, or otherwise in the receipt of information relevant to the performance of its duties, the ISO discovers behavior that it believes may constitute Sanctionable Behavior, the ISO shall:

          (a)  make a record of the information leading to ISO's belief that Sanctionable Behavior may have occurred; and

          (b)  contact the Participant whose behavior is in question,

inform the Participant of the information leading to the ISO's belief that

Sanctionable Behavior may have occurred, and provide the Participant the opportunity to discuss the behavior observed or documented by the ISO and to offer additional facts or explanation of circumstances (i) that tend to show that no Sanctionable Behavior occurred or (ii) that should be weighed in determining whether to impose a sanction and, if so, what level of sanction to impose.

          The ISO may make use of information provided by third parties in forming the basis for an inquiry to a Participant about possible

Sanctionable Behavior, and is not required to reveal the identity or existence of such third parties.  However, unsubstantiated statements by third parties may not serve as the basis for the imposition of sanctions.

     13.6.2 Consideration by ISO.

          13.6.2.1  Occurrence of Sanctionable Behavior.

                    Based upon information in its possession and

          information provided by the Participant, the ISO shall first determine if Sanctionable Behavior has occurred.  To conclude that Sanctionable Behavior has occurred under any specific subsection of Section 13.4, the ISO must make (i) a written finding with respect to each element of such Sanctionable

          Behavior, as set forth in the relevant subsection, including the basis of any finding as to intent or state of knowledge under

          Section 13.4.7, (ii) a written finding with respect to the duration of the Sanctionable Behavior and (iii) a written finding that the Sanctionable Behavior is not excused by any specific provision of Section 13.4;

          13.6.2.2  Level of Sanction.

                    (a) If the ISO determines that Sanctionable Behavior

          has occurred, the ISO may impose a sanction under Section 13.5.

          In determining which sanction or sanctions to apply, the ISO shall consider:

          o    The nature of the Sanctionable Behavior and the degree of

               impact on Short-Term Reliability or the competitiveness and efficiency of markets;

          o    The Participant's past history of Sanctionable Behavior

               and the nature of sanctions previously imposed; and

          o    The promptness and effectiveness of the Participant's

               response in correcting the Sanctionable Behavior.

                    (b) Ordinarily, the ISO will issue a Formal Warning

          before imposing a monetary sanction for similar behavior.

          However, in cases of Sanctionable Behavior that materially impairs Short-Term Reliability or the competitiveness or

          efficiency of markets, or reflects the sanctioned Participant's unexcused failure to obey ISO instructions, the ISO may directly impose a monetary sanction.  The ISO has no obligation to

          consider a Formal Warning with respect to sanctions imposed under

          Section 13.4.5.  The ISO will select the level of sanction based on its determination of the need for effective deterrence and consistency with sanctions imposed in similar circumstances.

                    (c) The ISO shall make (i) a written finding with

          respect to the level of sanction imposed and the factors

          considered by it pursuant to Subsection 13.6.2.2(a), (ii) a written finding with respect to the basis of any increased sanction pursuant to Section 13.5.3, (iii) a calculation of the amount of any monetary sanction, and (iv), if disclosure of a sanction is proposed, a written finding as to why disclosure of the sanction is appropriate.

     13.6.3    Notice and Payments.

               The ISO shall give written notice to the Participant of the imposition of any sanction, together with its written findings as required under Section 13.6.1 and 13.6.2.  The ISO's invoice for the amount of a sanction will be sent to the sanctioned Participant with the notice of the sanction.  Payments of sanctions received shall be reflected as a credit to

Schedule 3 charges under the ISO Tariff (allocated on a Voting Share basis)

for Participants other than the sanctioned Participant.  The Participant shall pay the amount of the sanction to the ISO or post a bond for the amount of the sanction if the Participant is seeking review of such sanction under the ADR process of Section 13.7 within 30 days of the date of the ISO's invoice.

     13.6.4    No Limitations on Other Rights of the ISO.

               Nothing contained in this Rule shall limit the ability of

the ISO to collect information from Participants or to institute new rules pursuant to Section 6.17 of the ISO Agreement.

13.7 ADR Review of Sanctions.

     13.7.1    Actions That Can Be Reviewed.

               (a)  A Participant may obtain prompt ADR review of any

sanction (other than a formal warning) imposed by the ISO on that

Participant and any proposed disclosure of a sanction.  Actions subject to review are:

          o     Imposition of a sanction;

          o     Level of sanction imposed;

          o     Increase of a sanction under Section 13.5.3;

          o     Basis of calculation of a Formula-Based Sanction; and

          o     Proposed disclosure of a sanction.

                The Participant must make a written request for ADR review within 30 days of the delivery of the ISO's notice of imposition of the sanction and a bill for the amount of the sanction, or the delivery of the

ISO's notice of proposed disclosure of a sanction, if the Participant proposes to seek ADR review.

          (b)  A Participant may not obtain ADR review of the issuance of a

Formal Warning.  It may, however, deliver to the ISO within 30 days of the issuance of the Formal Warning a written statement of its reasons for disputing the imposition of the Formal Warning.  The ISO shall retain any such written statement with its record of the imposition of the Formal

Warning.  If the ISO relies on its prior imposition of the Formal Warning as a basis for imposing a more severe sanction for subsequent Sanctionable

Behavior, the written statement shall also be made part of the record in any ADR proceeding relating to the subsequent Sanctionable Behavior.  The

ISO may, but is not obligated to, reconsider its decision to issue the

Formal Warning upon receipt of the written statement.  If the ISO determines to withdraw the Formal Warning, it shall so notify the

Participant in writing, and the Formal Warning shall not be referred to in any subsequent proceeding or report or made the basis for any subsequent action.

          (c)  A Participant may seek ADR review of the actions described in Section 13.7.1(a), and any request for ADR review will be deemed to be properly and timely made, if the Participant (i) timely pays the full amount of the sanction imposed or (ii) timely posts a bond with the ISO assuring payment in full of the sanction.  Unless such timely payment or posting of a bond occurs, the Participant may not obtain ADR review of the imposition of a monetary sanction.  If the Participant makes payment in full of the sanction amount, it may, by notice accompanying its payment,

state that it is paying subject to the outcome of the ADR review.  The ISO will hold in escrow and invest any payment accompanied by such a notice pending the outcome of the ADR process, and will refund any amount by which the sanction is reduced or refund the entire amount if the sanction is removed, in either case, together with interest at the rate specified in the NEPOOL Tariff, within 30 days of the decision rendered by the ADR

Neutral.

     13.7.2    Factual Basis for ADR Review; Preliminary Meeting.

               (a)  In connection with its request for ADR review, the

Participant shall deliver to the ISO any information that it believes is pertinent to the ISO's decision that it wishes to submit to the ADR

Neutral.  The ISO will deliver to the Participant within ten business days thereafter a listing of all information on which it relied in making its decision and any other information that it intends to provide to the ADR

Neutral, together with copies of any of such information not previously supplied to the Participant.  The ISO shall provide, together with its listing of information, a notice setting a date not sooner than five working days after the date of the notice, for a meeting between the

Participant and the ISO to discuss their differences.  The Participant may supply prior to the date of the meeting additional information in response to any new information delivered by the ISO.  If the parties are unable to resolve their differences at the meeting, an ADR Neutral shall be selected as provided in Section 13.7.6.3 and the written information from both parties shall be forwarded to the ADR Neutral.

          (b)  The written record for the ADR review will consist of (i)

all information provided by the Participant to the ISO up to the date of the meeting held pursuant to paragraph (a) above and identified by the

Participant as relevant to the action of the ISO under review, and (ii) all information furnished by the ISO to the Participant that supports its prior written determination, and (iii) position statements by the Participant and the ISO.  The Participant's statement of position shall include a brief written statement of its disagreement with the determination of the ISO and the specific relief that it requests.  The ISO's statement of position may supplement its written notice given pursuant to Section 13.6.3 and may specify any change in its position from that notice.  Each party shall provide the other with copies of all material submitted by it to the ADR

Neutral.

     13.7.3    Nature of Review.

               On the basis of the written record and the presentations of the ISO and the Participant, the ADR Neutral shall review the facts and circumstances which relate to the ISO decision and the sanction imposed by the ISO including any proposed disclosure.  The ADR Neutral shall remove or reduce the ISO's sanction or prohibit the disclosure if it concludes that the ISO could not reasonably make its findings with respect to the occurrence of Sanctionable Behavior pursuant to Section 13.6.2.1 or the level of the sanction and the appropriateness of a proposed disclosure pursuant to Section 13.6.2.2 in light of the entire factual record presented to the ADR Neutral and applicable law.  The ADR Neutral shall separately consider the ISO's findings as to (i) the occurrence and duration of the Sanctionable Behavior, (ii) the level of the sanction imposed, (iii) the basis for an increased sanction imposed pursuant to

Section 13.5.3, (iv) the basis of calculation of any monetary sanction and

(v) the appropriateness of disclosure.

     13.7.4    Parties to ADR Review.

               The ADR review is confidential.  The only parties to an ADR review are the ISO and the Participant or Participants upon whom the disputed sanction is imposed.  The ADR review and any record are not open to nonparties.

     13.7.5    Remedies and Standard of Review.

               (a)  The ADR Neutral shall either affirm, reduce or remove a sanction and affirm or prohibit disclosure of a sanction.  The ADR Neutral shall remove the ISO's sanction or prohibit the disclosure if it concludes that the ISO could not reasonably make its findings with respect to the occurrence of the Sanctionable Behavior pursuant to Section 13.6.2.1(i) or

(ii) or the appropriateness of a proposed disclosure pursuant to Section

13.5.5 in light of the entire factual record presented to the ADR Neutral and applicable law.  The ADR Neutral shall reduce a sanction if it concludes that the ISO could not reasonably make its findings in light of the entire factual record presented to the ADR Neutral and applicable law with respect to (i) the duration of the Sanctionable Behavior pursuant to

Section 13.6.2.1(ii), or (ii) the level of the sanction imposed pursuant to

Section 13.6.2.2, or (iii) the basis of any increased sanction pursuant to

Section 13.5.3, or (iv) the calculation of a monetary sanction.  The ADR

Neutral may not compromise or reduce a sanction without a specific determination respecting one of the four factors above, and any reduction in the sanction shall specifically identify each finding that could not reasonably be made in light of the entire factual record presented to the

ADR Neutral and applicable law.  In reaching its decision, the ADR Neutral shall be entitled to consider the level of sanctions imposed in similar circumstances as set forth in the ISO's periodic reports.

          (b)  The decision of the ADR Neutral shall be included as a part of any file or record the ISO maintains concerning the imposition of a sanction or the disclosure of a sanction for so long as the ISO maintains such file or record.

     13.7.6 Procedure.

          13.7.6.1  Object.

                    It is the intent of the ADR process that disputes be

          resolved as expeditiously as possible.

          13.7.6.2  Confidentiality.

                    All information disclosed in the course of ADR review

          shall be subject to confidentiality protections that satisfy the requirements of the NEPOOL Information Policy.

          13.7.6.3  Selection and Compensation of Neutrals.

                    (a) NEPOOL and the ISO shall identify not fewer than

          three persons who they mutually agree would be appropriate to serve as ADR Neutral under this Rule and shall obtain the advance consent of such persons to serve as ADR Neutrals for the ADR procedure described in this Section.  An appropriate retainer may be paid to such persons in return for their agreement to serve,

          which retainer shall be made a part of the ISO's budget.  The ISO and NEPOOL may from time to time mutually select additional persons to fill vacancies or expand the roster of ADR Neutrals as needed.  Each ADR Neutral shall enter into a confidentiality agreement with NEPOOL and the ISO.

                    (b) When an ADR Neutral is to be selected from the

          roster pursuant to Section 13.7.2(a), such selection shall be made within five business days using the following procedure:

          o    Except as otherwise provided for in Section 13.7.6.7

               below, ADR processes shall be assigned to the ADR Neutral

               whose most recent ADR process handled under this Section

               13.7 was longest ago.

          o    If the schedule of such member of the roster does not

               permit meeting the required schedule for the ADR process,

               that ADR process shall be assigned to the member whose most recent ADR process was next longest ago and so forth.

          o    If two or more members of the roster have not handled at

               least one ADR process or handled ADR processes as to which hearings were held on the same day, the ADR process shall be assigned among such members by lot.

                    The ADR Neutral shall have no financial interest in the

          proceeding and no affiliation with any party that would tend to create a conflict of interest.

          13.7.6.4  Hearing.

                    (a) The ADR Neutral who is assigned to an ADR process

          shall receive the complete written record at the time of

          assignment.  The ADR Neutral, in consultation with the parties,

          shall schedule a hearing to be held not later than ten business days after the ADR Neutral is selected.  The schedule may be altered either by consent of all parties or, if it is clearly not possible to provide a fair review within the schedule given the complexity of the record, at the direction of the ADR Neutral.

                    (b) After reviewing the written record, the ADR Neutral

          may pose questions in writing or in a conference call with representatives of both parties that he or she would like to have addressed at the hearing.  All parties shall be copied on any written communications between the ADR Neutral and any other party.  There shall be no oral communications between the ADR

          Neutral and any party unless all parties have been given notice and an opportunity to participate, other than as necessary for administrative purposes.

                    (c) At the hearing, each party will have up to four

          hours to present its views regarding the written record and applicable law.  A party may, subject to such limitations as the

          ADR Neutral may impose, pose questions to the other party;

          provided that the time spent in responding to questions shall be counted against the time limit of the party asking the question.

          A party may reserve time for rebuttal.  There will be no

          witnesses or cross examination, but a party may choose to have experts or counsel make all or a portion of its presentation.

          The ADR Neutral is free to question any presenter.

                    (d) The hearing shall be held in Springfield,

          Massachusetts, or such other location as the parties and the ADR

          Neutral may agree.

          13.7.6.5  Decision.

                    The ADR Neutral shall render a reasoned decision in

          writing, stating whether the sanction is affirmed, reduced or removed or the proposed disclosure may be made and setting forth a statement of reasons for the decision, within five business days of the hearing.  Any party may request a meeting with the

          ADR Neutral to discuss the ADR Neutral's decision.

          13.7.6.6  Costs.

                    The costs of the ADR process (including any fees for

          the participation of the ADR Neutral in the specific proceeding but not including any retainer for the ADR Neutral) shall be assessed to the Participant if the sanction is affirmed, to the

          ISO if the sanction is removed, and apportioned by the ADR

          Neutral among the parties if the sanction is reduced.  Costs assessed to the ISO shall be automatically included in the ISO's budget.

          13.7.6.7  Related ADR Review.

                    ADR reviews involving the same Resource or Resources or

          Participant or Participants may be determined by the same ADR

          Neutral and may, in appropriate cases, with the consent of all parties, be consolidated subject to appropriate confidentiality requirements.

          13.7.6.8  Effect of ADR Process, Other Proceedings.

                    The decision of the ADR Neutral is binding on the ISO

          and the Participant except as specifically provided in this

          Section 13.7.6.8.  The ISO may appeal the removal or reduction of a sanction to the FERC.  A Participant may appeal the imposition of a sanction to the FERC whether or not it has requested an ADR process.  Except for this ADR process, a Participant may not seek removal or reduction of the sanction in any forum other than the

          FERC.  The ISO may not contest the removal or reduction of a sanction in any forum other than the FERC.

     13.7.7    Superseding Agreement.

               The provisions of Section 13.7 of this Rule shall cease to be in effect at such time as the ISO and the Participants have in effect an amendment to the ISO Agreement, or an agreement which replaces the ISO

Agreement, which includes ADR provisions and provides that those provisions are to supersede Section 13.7.

                                                        APPENDIX A
                                                   SANCTIONABLE EVENTS


                     Sanctionable Event                                   Administrative           Formula-Based Sanction*
                                                                             Sanction
---------------------------------------------------------------------------------------------------------------------------------

I.   Failure to Perform in Markets as Defined in Section 13.4.1:


     A.   Failure to Provide Energy as defined in Subsection 13.4.1.1:
            Attain High Operating Limit                                   $1000/Event              MW Dev. * 1/2 ECP * Hrs.
            Attain Loan Available for Interruption                        $1000/Event              MW Dev. * 1/2 ECP * Hrs.

     B.   Failure to Provide Services as defined in Subsection 13.4.1.2:
            Failure to Move to Desired Dispatch Point                     $1000/Event              MW Dev. * 1/2 ECP * Hrs.
            Activate Operating Reserve                                    $1500/Event              MW Dev. * TMNSR CP * Hrs.
            AGC:                                                          $500/Event

               - Automatic High Limit                                                              MW Dev. * 1/2 ECP * Hrs.
               - Automatic Low Limit                                                               -----
               - Automatic Response Rate                                                           Reg. Dev. * AGC CP * Hrs.

     C.   Failure to Respond to Dispatch Instructions as defined in
          Subsection 13.4.1.3:
            Start-up Generator                                            $500/Event               MW Dev. * TMNSR CP * Hrs.
            Shut-down Generator                                           $500/Event               -----
            Interrupt Dispatchable Load                                   $500/Event               MW Dev. * TMNSR CP * Hrs.
            Turn-On Dispatchable Load                                     $500/Event               MW Dev. * TMNSR CP * Hrs.


                                                        APPENDIX A
                                                   SANCTIONABLE EVENTS


                     Sanctionable Event                                   Administrative           Formula-Based Sanction*
                                                                             Sanction
---------------------------------------------------------------------------------------------------------------------------------

II.  Inaccurate Bid or Operating Information as Defined in
     Section 13.4.2:

     A.   Understatement of High Operating Limit as defined in
          Subsection 13.4.2.1:
            On Bid                                                        $1000/Event              MW Dev. * 1/2 ECP * Hrs.
            On Redeclaration                                              $2000/Event              MW Dev. * 1/2 ECP * Hrs.

     B.   Misrepresentation of Operating Conditions as defined in
          Subsection 13.4.2.2:                                            $5000/Event              MW Dev. * 1/2 ECP * Hrs.

     C.   Misrepresentation of Resource Availability as defined in
          Subsection 13.4.2.3:                                            $1000/Event              MW Dev. * 1/2 CP * Hrs.

III. Failure to Follow ISO Instructions as Defined in Section 13.4.3:

     A.   Failure to Follow Scheduling Procedures as defined in
          Subsection 13.4.3.1:
            Maintenance Scheduling Procedures                             $1000/Event              -----

     B.   Failure to Follow Transmission Instructions as defined in
          Subsection 13.4.3.2:
            Routine Dispatch                                              $1000/Event              -----
            During System Emergency                                       $5000/Event              -----
            Maintenance Scheduling Procedures                             $1000/Event              -----


                                                        APPENDIX A
                                                   SANCTIONABLE EVENTS


                     Sanctionable Event                                   Administrative           Formula-Based Sanction*
                                                                             Sanction
---------------------------------------------------------------------------------------------------------------------------------

IV.  Failure to Provide Information as Defined in Section 13.4.4:                                  N/A

     A.   Routine, Scheduled Reports as defined in Subsection 13.4.4.1:
            Late                                                            $500/Event
            Inaccurate                                                      $1000/Event

     B.   Emergencies or System Disturbances as defined in Subsection
          13.4.4.2:                                                         $2000/Event

     C.   Special Information Requests as defined in Subsection 13.4.4.3:   $1000/Event

     D.   Market Settlement Information as defined in Subsection 13.4.4.4:
            Late                                                            $2000/day
            Inaccurate                                                      $2000/Event

     E.   Resource Information as defined in Section 13.4.4.5               $1500/Event

V.   Disregard of Mitigation Remedies as Defined in Section 13.4.5          $1500/day


*    As used in this Appendix A, capitalized terms that are defined in Section
1.1 of Rule 1 (Market Information) are used as defined therein. The following capitalized terms or abbreviations used in this Appendix are defined as set forth below:

MW DEV. - (i) for purposes of Section 13.4.1, the difference in megawatts between the value fixed by the Participant's Bid for the applicable Resource and the comparable value actually achieved by the Resource in response to ISO instructions; (ii) for the purposes of Subsection 13.4.2.1, the difference in megawatts between the value fixed by a Participant's Bid for the High Operating Limit of a Resource and the actual High Operating Limit; (iii) for purposes of Subsection 13.4.2.3, clause (i), the difference in megawatts between the Bid Parameter fixed by a Participant's Bid for TMSR, TMNSR or TMOR for a Resource and the actual amount of TMSR, TMNSR or TMOR which the Resource can provide; and (iv) for purposes of Subsection 13.4.2.3, clause (ii), the number of megawatts of Operable Capability claimed for an Operable Capability Entitlement which cannot meet the criteria for an Operable Capability Entitlement.

REG. DEV. - the difference in Reg (a quantity used to represent a Generator's regulating capability) between the value fixed by the Participant's Bid for the applicable Resource to provide Automatic Generation Control (AGC) and the comparable value actually achieved by the Resource.

ECP - the Energy Clearing Price during the hour in which the Sanctionable Behavior occurs.

CP - the Clearing Price for the applicable market, other than Energy, during the hour in which the Sanctionable Behavior occurs.

TMNSR CP - the Clearing Price for 10-Minute Non-Spinning Reserve during the hour in which Sanctionable Behavior occurs.

AGC CP - the Clearing Price for AGC during the hour in which the Sanctionable Behavior occurs.

HRS. - the number of hours (or fraction thereof) during which Sanctionable Behavior occurs over a period not earlier than six months prior to the date the ISO provides written notice to the Participant pursuant to Section 6.1(b).

EVENT - has the meaning specified in Subsection 5.2(c).

                                   APPENDIX B

Participants shall include language substantially as follows in contracts for services from entities who are not NEPOOL participants:



"Article X.  Compliance with NEPOOL Market Rules



Seller agrees that it is familiar with the applicable NEPOOL Market Rules relating to the bidding of its resources into the NEPOOL markets.  Seller further agrees to comply in all respects with these Rules, and to exercise the degree of diligence required by Good Utility Practice to assure that

Bid Parameters or information provided to Buyer as to Resource availability, capability and operating conditions are accurate.  Seller acknowledges that market settlement consequences and sanctions may be imposed on Buyer by ISO New England for Seller's failure to meet Bid

Parameters or to respond to operating instructions in accordance with

Section 14 of the market Rules and for Seller's actions that would constitute Sanctionable Behavior, as defined in Section 13 of the Market

Rules, respectively.  Seller agrees to comply with NEPOOL dispatch instructions and to provide such information as ISO New England reasonably requests in order for ISO New England to maintain Short Term Reliability and determine whether Seller's resource is in compliance with its bid parameters or whether a Sanctionable Behavior has occurred.

                            ATTACHMENT E


                         Policy Statement


POLICY STATEMENT FOR THE FINANCIAL ASSURANCE REQUIREMENTS AND
ADMINISTRATION THEREOF FOR NEPOOL OPEN ACCESS TARIFF:

Section 11 of the above Tariff provides that each Transmission Customer which is not a signatory of the NEPOOL Agreement ("NON-PARTICIPANT") may be subject to a reasonable credit review by NEPOOL to assure that it has the financial ability to pay for services provided under the Tariff. In addition, Section 31.3 of the Tariff sets forth SPECIFIC REQUIREMENTS FOR DEPOSITS FOR FIRM POINT-TO-POINT TRANSMISSION SERVICE to be provided at the time of application regardless of an entity's demonstration to NEPOOL of its financial ability to pay for services under the Tariff.

The purpose of this policy is (i) to establish for NEPOOL commercially reasonable credit review procedures to assess the financial ability of a Non-Participant to pay for services under the Tariff (ii) to set forth requirements for alternative forms of security that will be deemed acceptable to NEPOOL and consistent with commercial practices established by the Uniform Commercial Code that protects the Participants against the risk of non-payment by Non-Participants, and (iii) to set forth the conditions under which NEPOOL will conduct business so as to avoid the possibility of failure of payment for services rendered under the Tariff.

The following procedures and requirements will apply to all Non-Participants. Generally, any such Non-Participant whose long-term debt is not rated at least "A-" or its equivalent by Standard & Poor's (or, if such debt is not rated by Standard & Poor's, by another nationally recognized credit rating agency acceptable to NEPOOL), will be required to provide additional financial assurances, which additional financial assurances may be in the form of prepayments, cash deposits, letters of credit and corporate guaranties, as described in detail below. The requirement to continue the prepayment, cash deposit or letter or credit may be reviewed by NEPOOL after one year of providing service to such Non-Participant.

FINANCIAL STATEMENTS
Each Non-Participant applicant for service under the Tariff should submit proof of financial viability to NEPOOL's satisfaction with its application to demonstrate the applicant's ability to meet its obligations.

Applicants for Tariffs or their parent company (if applicable) should submit audited financial statements for at least the immediately preceding three years including, but not limited to, the following information:

                    Balance Sheets
                    Income Statements
                    Statements of Cash Flows
                    Notes to Financial Statements


Additionally, the following information for at least the immediately preceding three years, if available, should be included in the application:

                    Annual and Quarterly Reports
                    10-K, 10-Q, and 8-K Reports

Non-Participants should also include at least one back reference and three
(3) Utility credit references. In those cases where a Non-Participant does not have three (3) Utility credit references, up to three (3) trade payable vendor references may be substituted.

Non-Participants must also include any information as to any known or anticipated material lawsuits, as well as any prior bankruptcy declarations by the Non-Participant, or by its predecessor(s), if any.

In the case of certain municipals, public power entities or privately owned companies, some of the above financial submittals may not be applicable.

CHANGE OF FINANCIAL STATUS
Each Non-Participant receiving service under the Tariff is responsible for informing NEPOOL in writing, within ten (10) business days, of any material change in its financial status during the period that the Tariff is in effect. A material change in financial status includes, but it not limited to the following: a downgrade of long or short term debt by a major rating agency, a bankruptcy filing, insolvency, a report of a significant quarterly loss or decline of earnings, the resignation of key officer(s), and/or the filing of a material lawsuit that could materially impact current or future financial results. NEPOOL will use this information to evaluate whether a change to the financial assurance requirements is necessary.

PREPAYMENT
For the Tariff listed above, prepayment of anticipated Tariff charges provides an acceptable form of financial assurance to NEPOOL. The prepayment must be wire transferred to the account of NEPOOL prior to the start of the transaction. No interest will be credited by NEPOOL on the prepayment and any overpayment in excess of the actual billed amount will be returned. In the absence of a prepayment, service under the Tariff will be suspended unless another acceptable form of financial assurance is provided, as described below.

CASH DEPOSIT
For the Tariff listed above, a cash deposit provides an acceptable form of financial assurance to NEPOOL. If the transaction is for three (3) months or less, the amount of the deposit should equal the contemplated charges for the transaction. If the transaction is for greater than three (3) months, the amount of the deposit must equal at least three and one-half consecutive months of contemplated charges. The three and one-half months is based on the time lag between when service is initially provided and when NEPOOL can prepare the required FERC filing to suspend service. If the deposit amount falls below the required level, it must be replenished; otherwise, service under the Tariff will be suspended. For a long-term contract (greater than one year), the minimum length of time that the deposit will be required is one year plus three and one-half months following the effective date of the Tariff agreement. The requirement to continue the deposit may be reviewed by NEPOOL after one year of providing service. Consideration will be given to replacing the cash deposit with a corporate guaranty if certain conditions are met, as discussed below in the Corporate Guaranty section.

LETTER OF CREDIT
An unconditional and irrevocable standby letter of credit may be provided in lieu of a prepayment or cash deposit for receipt of service under the Tariff, but is subject to the same conditions as stated above in the paragraph addressing cash deposits. A single letter of credit may be established to provide financial assurance for a customer under multiple tariffs that are in effect.

Depending on the conditions of the transaction, the duration of the letter of credit may vary. For transactions of relatively short duration (i.e., 3 months or less), a separate renewable letter of credit may be prepared for each transaction. For transactions of longer duration, the letter of credit must equal at least three and one-half consecutive months of anticipated charges for the transaction (for the same reasons stated above under "Cash Deposit"). In either case, the letter of credit will expire only when full payment has been received by NEPOOL and NEPOOL has provided a written release to the financial institution that issued the letter of credit. Consideration will be given to replacing the letter of credit with a corporate guaranty if certain conditions are met, as discussed below in the Corporate Guaranty section.

The form, substance, and provider of the letter of credit must all be acceptable to NEPOOL. The letter of credit should clearly state the full names of the "Issuer," "Account Party" and "Beneficiary" (NEPOOL), the dollar amount available for drawings, and should include a statement required on the drawing certificate and other terms and conditions that should apply. It should also specify that funds will be disbursed, in accordance with the instructions, within one (1) business day after due presentation of the drawing certificate. The financial institution issuing the letter of credit must have a minimum of an "A-" by Standard and Poor's or equivalent long-term debt rating by either Moody's or one other nationally recognized rating agency. Additionally, adequate documentation regarding the signature authority of the person signing the letter of credit.

Please refer to Attachment 1, which provides a generally acceptable sample Letter of Credit.

USE OF TRANSACTION SETOFFS
Under certain conditions, NEPOOL may be involved in other transactions with a wheeling customer in which NEPOOL is the buyer. In this event, the amount of the prepayment, cash deposit or letter of credit required for financial assurance for the contemplated tariff transactions may be reduced ("setoff") by an amount equal to NEPOOL's unpaid balance or expected billing under the other transaction. The terms and the amount of the setoff must be approved by the Tariff Account Administrator. The Tariff Account Administrator handling the tariff transaction is responsible for monitoring the status of the setoff and ensuring that an adequate financial assurance balance is maintained at all times until the transaction is settle.

CORPORATE GUARANTY
A corporate guaranty as a form of financial assurance may be appropriate for Non-Participants who are owned by a parent company ("Guarantor"). A company for which a letter of credit, prepayment or cash deposit was initially required may have the opportunity to substitute to a corporate guaranty if the following conditions are met:

     1. NEPOOL determines that the Non-Participant has satisfactorily met its payment obligations for service rendered under the Tariff for at least one-year;
     2. NEPOOL determines that there has been no deterioration of the financial condition of either the Non-Participant or its Guarantor, based on audited financial statements; and
     3.   The form of the corporate guaranty is acceptable to NEPOOL.

Upon NEPOOL's written authorization, the Non-Participant may substitute a corporate guaranty that is issued by the Guarantor for a cash deposit or bank letter of credit when it has satisfied the conditions stipulated above. The corporate guaranty is considered to be a lesser form of financial assurance than a cash deposit or letter of credit, and therefore is allowed as an acceptable form of financial assurance only to those customers which have satisfied their payment obligations to NEPOOL in a timely manner for at least one year.

The corporate guaranty may only be used if the customer is a direct or indirect subsidiary of a larger corporate entity that has greater financial assets, a strong balance sheet and income statement, and an investment grade long-term debt rating (Standard & Poor's "A-" or better). If the long term credit rating of the Guarantor is not considered to be at least investment grade, the corporate guaranty may not be used to replace the Non-Participant's required prepayment cash, deposit or letter of credit.

The corporate guaranty should clearly state the identities of the "Guarantor," "Beneficiary," and "Obligor," and the relationship between the Guarantor and the Non-Participant Obligor. Additionally, it should specify the term of the guaranty and the conditions under which payment to the Beneficiary will be made. The corporate guaranty must be signed by an officer of the Guarantor. Additionally, adequate documentation regarding the signature authority of the person signing the corporate guaranty must be provided with the corporate guaranty.

                          SAMPLE LETTER OF CREDIT

Three Riverway, Suite 1700
Houston, Texas 77056
Tel: (713) 629-8666
Fax: (713) 629-7533                                    April 6, 1995
Telex: 6868916, 794538, 794505
Swift: ABNAUS4H

                IRREVOCABLE STANDBY LETTER OF CREDIT NO.

EXPIRY: 15IAN96 AT OUR COUNTERS

WE DO HEREBY ISSUE AN IRREVOCABLE NON-TRANSFERABLE STANDBY LETTER OF CREDIT
BY ORDER OF AND FOR THE ACCOUNT OF            ON BEHALF OF
IN FAVOR OF                         SERVICE COMPANY ("NUSCO") IN AN AMOUNT
NOT EXCEEDING US$400,000.00 (UNITED STATES DOLLARS FOUR HUNDRED THOUSAND AND 00/100) AGAINST PRESENTATION TO US OF A DRAWING CERTIFICATE SIGNED BY A PURPORTED OFFICER OR AUTHORIZED AGENT OF NUSCO AND DATED THE DATE OF PRESENTATION CONTAINING THE FOLLOWING STATEMENT:

     "THE UNDERSIGNED HEREBY CERTIFIES TO ABN AMRO BANK N.V., HOUSTON AGENCY ("BANK"), WITH REFERENCE TO IRREVOCABLE NON-TRANSFERABLE
     STANDBY LETTER OF CREDIT NO.           ISSUED BY ABN AMRO BANK N.V.,
     HOUSTON AGENCY IN FAVOR OF
             THAT                                      HAS FAILED TO PAY
     NUSCO IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE 1995 POWER
     PURCHASE AGREEMENT BETWEEN              AND           , AND THUS IS
     DRAWING UPON THE LETTER OF CREDIT IN AN AMOUNT EQUAL TO $__________"

IF PRESENTATION OF ANY DRAWING CERTIFICATE IS MADE ON A BUSINESS DAY AND SUCH PRESENTATION IS MADE ON OR BEFORE 10:00 A.M. HOUSTON TIME, THE BANK SHALL SATISFY SUCH DRAWING REQUEST ON THE SAME BUSINESS DAY. IF THE DRAWING CERTIFICATE IS RECEIVED AFTER 10:00 A.M. HOUSTON TIME, THE BANK WILL SATISFY SUCH DRAWING REQUEST ON THE NEXT BUSINESS DAY. FOR THE PURPOSES OF THIS SECTION, A BUSINESS DAY MEANS A DAY, OTHER THAN A SATURDAY OR SUNDAY, ON WHICH COMMERCIAL BANKS ARE NOT AUTHORIZED OR REQUIRED TO BE CLOSED IN NEW YORK, NEW YORK.

DISBURSEMENTS SHALL BE IN ACCORDANCE WITH THE INSTRUCTIONS OF


THE FOLLOWING TERMS AND CONDITIONS APPLY:

     THIS LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS JANUARY
     15, 1996.

     THE AMOUNT WHICH MAY BE DRAWN BY YOU UNDER THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF ANY DRAWINGS HEREUNDER. ANY NUMBER OF PARTIAL DRAWINGS ARE PERMITTED FROM TIME TO TIME HEREUNDER.

     ALL COMMISSIONS AND CHARGES WILL BE BORNE BY

     THIS LETTER OF CREDIT IS NOT TRANSFERABLE OR ASSIGNABLE.

     THIS LETTER OF CREDIT DOES NOT INCORPORATE AND SHALL NOT BE DEEMED MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT,
     INSTRUMENT OR AGREEMENT (A) THAT IS REFERRED TO HEREIN (EXCEPT FOR THE UCP, AS DEFINED BELOW) OR (B) IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES.

     THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP"), EXCEPT TO THE EXTENT THAT TERMS HEREOF ARE INCONSISTENT WITH THE PROVISIONS OF THE UCP, INCLUDING BUT NOT LIMITED TO ARTICLES 13(b) AND 17 OF THE UCP, IN WHICH CASE THE TERMS OF THE LETTER OF CREDIT SHALL GOVERN.

     THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT
     THE EXPRESS WRITTEN CONSENT OF NUSCO,                        AND ABN
     AMRO BANK N.V., HOUSTON AGENCY.

WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION AS SPECIFIED.

PRESENTATION OF ANY DRAWING CERTIFICATE UNDER THE STANDBY LETTER OF CREDIT MAY BE SENT TO ABN AMRO BANK BY COURIER, CERTIFIED MAIL, REGISTERED MAIL, TELEGRAM, TELEX TO THE ADDRESS SET FORTH BELOW, OR SUCH OTHER ADDRESS AS MAY HEREAFTER BE FURNISHED BY ABN AMRO BANK. OTHER NOTICES CONCERNING THIS STANDBY LETTER OF CREDIT MAY BE SENT BY FACSIMILE OR SIMILAR COMMUNICATIONS FACILITY TO ITS RESPECTIVE ADDRESS SET FORTH BELOW. ALL SUCH NOTICES AND COMMUNICATIONS SHALL BE EFFECTIVE WHEN ACTUALLY RECEIVED BY THE INTENDED RECIPIENT PARTY.

IF TO THE BENEFICIARY OF THIS LETTER OF CREDIT:




IF TO THE ACCOUNT PARTY:




IF TO ABN AMRO BANK N.V., HOUSTON AGENCY:

     ABN AMRO BANK N.V.
     THREE RIVERWAY, SUITE 1700
     HOUSTON, TEXAS 77056
     ATTN: LETTERS OF CREDIT DEPARTMENT
     FAX: (713) 629-7533
     TELEX: 794538, 794505, OR 6868916


_____________________________           _____________________________
C.A. ISELT                              S.J. JEBAMONY
TRADE SERVICES MANAGER                  TRADE SERVICES MANAGER